As filed with the Securities and Exchange Commission on November 10, 2025.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Feitu Shanglian Cloud Information Technology Co., Ltd

(Exact name of Registrant as specified in its charter)

Cayman Islands	7389	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Suite 2206, Cassia Court,

72 Market Street, Camana Bay,

P.O. Box 32303, Grand Cayman KY1-1209, Cayman Islands

(Address, including zip code, including area code, of Registrant’s principal executive offices)

Copies to:

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

I

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion)

Dated November 8, 2025.

PRELIMINARY PROSPECTUS

Ordinary Shares

We are offering            ordinary shares. This is the initial public offering of ordinary shares of           . The offering price of our ordinary shares in this offering is expected to be $           per share. Prior to this offering, there has been no public market for our ordinary shares.

We have applied to list our ordinary shares on the Nasdaq Capital Market under the symbol “FTY”. There is no assurance that such application will be approved, and if our application is not approved, this offering may not be completed.

Investing in our ordinary shares involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our ordinary shares in “Risk Factors”.

We are an “emerging growth company” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company” for additional information.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We are a holding company incorporated in the Cayman Islands as a holding company. The Ordinary Shares offered in this prospectus are shares of the Cayman Islands holding company. For a description of our corporate structure, see “Corporate History and Structure.” See also “Risk Factors – Risks Relating to Our Corporate Structure.”

		PER SHARE		TOTAL
Initial public offering price	$		$
Underwriting discounts and commissions(1)	$		$
Proceeds, before expenses, to us	$		$
(1)	Does not include accountable and non-accountable expense allowance payable to underwriters. Please see the section of this prospectus entitled “Underwriting” for additional information regarding underwriter compensation.

We expect our total cash expenses for this offering (including cash expenses payable to our underwriters for their out-of-pocket expenses) to be approximately $[●], exclusive of the above commissions. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

II

Neither we nor any of the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor any of the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our common stock.

For investors outside the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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IV

About This Prospectus

This prospectus is part of a registration statement on Form F-1 that we filed with the Securities and Exchange Commission (the “SEC”). As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website described below under the heading “Where You Can Find More Information”.

The information contained in this prospectus is accurate as of the date on the front of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our Common Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.

In this prospectus, unless the context otherwise requires:

•	references to “Common Shares” or “our shares” refer to common shares of Feitu Shanglian Cloud Information Technology Co., Ltd;

•	references to the “Company,” “we,” “us,” “our” and “FTY” refer to Feitu Shanglian Cloud Information Technology Co., Ltd;

•	references to “dollars,” “U.S. dollars,” “USD,” “$,” and “US$” are to United States Dollars;

•	“U.S. GAAP” refers to generally accepted accounting principles in the United States;

•	references to the “SEC” are to the United States Securities and Exchange Commission.

Market data and certain industry data and forecasts used in, or incorporated by reference in, this prospectus were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies and industry publications and surveys. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the third-party forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus. Our historical results do not necessarily indicate our expected results for any future periods.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

We have obtained the statistical data, market data and other industry data and forecasts used in this prospectus and in our SEC filings incorporated herein by reference from publicly available information. We have not sought the consent of the sources to refer to the publicly available reports in this prospectus.

V

INTERNATIONAL FINANCIAL REPORTING STANDARDS

Our financial statements are prepared in accordance with the International Financial Reporting Standards as issued by the International Accounting Standards Board. Our fiscal year ends on December 31 of each year as does our reporting year.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that precede them.

MARKET AND INDUSTRY DATA

This prospectus contains references to industry market data and certain industry forecasts. Industry market data and industry forecasts are obtained from publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe industry information to be accurate, it is not independently verified by us. Some data is also based on our good faith estimates, which are derived from our review of internal surveys or data, as well as the independent sources referenced above. Assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

TRADEMARKS

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus also contains additional trademarks, trade names and service marks belonging to other companies. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

VI

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements contained in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment, and potential growth opportunities. In some cases, you can identify forward-looking statements by terms such as “may”, “might”, “will”, “should”, “believe”, “expect”, “could”, “would”, “intend”, “plan”, “anticipate”, “estimate”, “continue”, “predict”, “project”, “potential”, “target,” “goal” or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, because forward-looking statements relate to matters that have not yet occurred, they are inherently subject to significant business, competitive, economic, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including, among others, those discussed in this prospectus under the headings “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements in this prospectus, including among other things:

●	our future financial performance, including our expectations regarding our revenue, cost of revenue, operating expenses, including capital expenditures related to asset-intensive offerings, our ability to determine reserves and our ability to achieve and maintain future profitability;
●	our ability to develop and market new products;
●	the continued market acceptance of our products;
●	exposure to product liability claims and actions;
●	risks associated with product recalls;
●	the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs;
●	our ability to manage operations-related risk;
●	our expectations and management of future growth;
●	our expectations concerning relationships with third parties;
●	the impact of COVID-19 on the Company;
●	our ability to maintain, protect and enhance our intellectual property;
●	our ability to successfully acquire and integrate companies and assets;
●	the increased expenses associated with being a public company;
●	exposure to product liability and defect claims;
●	protection of our intellectual property rights;
●	damage to our reputation due to negative publicity;
●	changes in the laws that affect our operations;
●	inflation and fluctuations in foreign currency exchange rates;
●	our ability to obtain all necessary government support;
●	certifications, approvals, and/or licenses to conduct our business;
●	continued development of a public trading market for our securities;
●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;
●	risks associated with expansion into new jurisdictions;
●	managing our growth effectively;
●	fluctuations in operating results;

VII

●	emerging market risks;
●	global economy risks;
●	our ability to maintain and enhance our market position;
●	our ability to obtain and maintain adequate insurance coverage;
●	our ability to identify and integrate strategic acquisitions, investments and partnerships and to manage our growth;
●	dependence on our senior management and key employees;
●	our ability to maintain the listing of our securities on Nasdaq;
●	our ability to continue to develop new technologies and/or upgrade our existing technologies;and
●	other factors set forth under “Risk Factors.”

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

These and other factors are more fully discussed in the “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections and elsewhere in this prospectus. These risks could cause actual results to differ materially from those implied by the forward-looking statements contained in this prospectus.

All forward-looking statements included herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Any forward-looking statement that we make in this prospectus speaks only as of the date of this prospectus. Except as required by applicable law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise, after the date of this prospectus.

VIII

As filed with the Securities and Exchange Commission on November 10, 2025.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our Common Shares. You should read this summary together with the entire prospectus, including the risks related to our business, our industry, investing in our Common Shares and our location in Cayman that we describe under “Risk Factors” and our consolidated financial statements and the related notes before making an investment in our securities.

Our Mission

To "just talk and don't do anything to delay the enterprise and work honestly to revitalize the enterprise; Feitu group, preferential treatment to everyone "as the purpose, uphold the values of sincerity and trust, good at work and good at clinching a deal, and serve customers wholeheartedly. Adhere to the "customer-centric" principle, do a good job in integrating local businesses and users' resources, and strive to realize value and spread value through model innovation and big data traffic, and gradually build a good business ecosystem; Let merchants better create profits, reduce costs, upgrade services and expand markets, let users realize value transformation in consumption, get more convenient, more affordable, warmer and higher-quality consumption experience, and implement the mission of "making cooperation more efficient, innovation making life better".

Overview of Our Company

Feitu Group is a "big data+technology" company, creating a one-stop local life service platform. The business covers online Internet resource aggregation and offline branch channel integration.

Its specific business segments are extremely rich, covering:

Take-out and running errands to provide users with convenient life assistance;

Commercial supermarket and the factory direct power suppliers, so that users can obtain rich and affordable goods;

City and housekeeping services to meet the daily maintenance needs of families;

Air tickets, train tickets, scenic spots tickets, hotel reservations, to provide convenience for travelers;

Drive, ride, and get a car online to solve the traffic problem of users;

Life payment, leisure and entertainment, medical treatment and medicine purchase, charging and refueling, travel and ticket purchase, etc., cover all aspects of life.

At the same time, the business map is further extended to multiple fields:

Radio and TV 5G communication service: Join hands with radio and TV organizations to launch a 5G communication package, covering basic communication services such as traffic, voice, SMS, etc., and provide exclusive discounts in combination with local life scenes to create a convenient communication experience for users.

Sharing fast charging charging treasure: share fast charging equipment in public places such as shopping malls, restaurants and transportation hubs, and realize real-time monitoring and efficient scheduling of equipment status through self-developed intelligent operation and maintenance system to solve the battery life anxiety of users' mobile devices.

Domestic trade and foreign trade business: deepen the field of special commodities such as wine, build its own brand such as "Feitu wine", and expand the domestic trade market by relying on online platforms and offline branches; At the same time, with the help of the international equity structure and the advantages of Hong Kong hub, we will actively carry out foreign trade business and push high-quality liquor products and other special commodities to the global market.

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AI learning machine: Introduce AI learning machine products for different age groups, integrate big data analysis and artificial intelligence technology, and realize personalized learning content recommendation, intelligent homework guidance and other functions to help users improve their learning efficiency.

AI application services: develop diversified AI applications around local life scenes, such as intelligent customer service system to achieve 7×24 hours efficient response, AI marketing tools to accurately push potential customers for businesses,

AI housekeeping scheduling system optimizes the matching efficiency of service personnel, and deeply empowers the whole service chain through AI technology.

In addition, it also includes big data, cloud computing, blockchain, artificial intelligence and other technological applications about local life services, and improves service efficiency and quality through technological empowerment.

History and Development

1. Creation and initial development

Feitu Group was formally established on March 8, 2023, positioning itself as a one-stop local life service platform of "big data+technology". The company is committed to improving the quality and efficiency of local life services through technological innovation, especially by combining big data, artificial intelligence and blockchain technology to provide diversified life service products.

Founder background:

Jialin Zong, the founder of Feitu Group, has rich industry experience. From construction site management to department store management, to network car management and the establishment of daily chemical factory, his career has spanned many industries. The founder's keen insight into the market and rich management experience have become the core competitiveness of Feitu Group.

2. Early market breakthrough and accumulation

Feitu Group gradually expanded its market by integrating online and offline channels in the early days. At this stage, Feitu Group launched a number of business modules including take-away, running errands, supermarket e-commerce, online car rental, etc. around the needs of local life services, and achieved the following breakthroughs:

User satisfaction improvement: The company improved the passenger satisfaction of the platform from 65% to 90% by optimizing the service process and user experience.

Increased market share: In the highly competitive local market, the market share of Feitu Group jumped from 10% to 35%.

Technological innovation and patents: A number of technological innovations were introduced, and related patents such as charging treasure cabinet were obtained, further enhancing the market competitiveness.

3. Diversified business layout and regional expansion

With the successful layout of Feitu Group, the company began to expand to other regions, especially large and medium-sized cities. Its development path presents a trend of diversification and regional deep cultivation. The company increased investment in product innovation, supply chain optimization and technology research and development, and successfully launched several new business modules:

Shared fast charging equipment: The shared fast charging charging treasure project was developed and laid out, providing convenient charging service in public places, and solving the problem of "battery life anxiety" of users.

Foreign Trade of Liquor and Specialty Commodities: With the help of international equity structure, Feitu Group expands the foreign trade market of specialty commodities such as liquor through online platforms and offline branches.

Regional expansion: In the first year after its establishment, Feitu Group successfully expanded its business in three new cities, rapidly expanded its market share and accumulated valuable brand influence and market resources.

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4. Technological innovation and core competitiveness

Feitu Group pays special attention to technology research and development, and constantly promotes product iterative upgrade on the basis of intelligence and data:

Feitu brain AI system: Feitu Group continuously optimizes its "Feitu brain" AI decision-making system to improve service efficiency and accuracy through big data and artificial intelligence.

Application of blockchain technology: invest in research and development of blockchain technology, optimize supply chain management and user data security, and enhance the transparency and trust of the platform.

At the same time, Feitu Group is committed to strengthening the construction of its technology research and development team, attracting top technical talents and ensuring uninterrupted technological innovation.

5. Capital operation and financing

In order to accelerate the development, Feitu Group plans to raise funds by increasing capital and shares to raise funds for technology research and development, marketing and team building. The planned investment will reach US$ 200 million, of which:

40% is used for technology research and development: it is mainly used to upgrade existing core technologies, such as Feitu brain AI system and blockchain application.

30% is used for marketing and brand building: expanding brand influence and expanding domestic and foreign markets.

20% is used for team expansion and organizational capacity improvement: strengthening management team and execution, especially in new market expansion.

6. Follow-up development path and goal

Strategic goal: Feitu Group plans to be listed on Nasdaq in 2026 and become a leading enterprise in the field of digital life services. Listing will bring the company stronger capital support and brand exposure, and further enhance the market competitiveness.

Future expansion direction:

Market expansion: continue to expand the market layout of large and medium-sized cities, and actively explore international business.

Product innovation: Introduce more innovative services that meet users' needs, such as health management and smart home, to enhance users' loyalty.

Technology empowerment: further integrate AI, blockchain and other technologies to achieve the ultimate application in various businesses, improve platform efficiency and reduce costs.

Summary:

With the rich experience and keen market insight of its founders, Feitu Group has gradually expanded from the localized operation at the beginning of its establishment to the regional market, and the continuous advancement of technological innovation, product optimization and team building has made it stand out from the fierce competition. With the further layout of the company in capital, technology and market,Feitu Group is expected to become a leading enterprise in the local life service industry and move towards a new stage of globalization.

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The Industry

(1) Industry analysis

Feitu Group's industry is local life service industry, which is a huge market covering catering, hotels, transportation, shopping, housekeeping and other life services. With the diversification of consumer demand, the rapid development of technology and the intensification of online and offline integration, the local life service industry is in a rapid development stage. The following is a detailed analysis of the industry:

1. Industry status quo

(1) Market size and growth potential

Market scale: the local life service industry involves a huge market, including but not limited to take-away, catering, hotel reservation, housekeeping, supermarkets, driving, medical care, tourism and other sub-sectors. With the upgrading of consumption, especially the increase of Internet penetration and the popularity of mobile payment, the local life service market has experienced explosive growth.

Industry growth rate: According to the industry forecast, the local life service market will maintain rapid growth in the next three years, and the annual growth rate is expected to reach more than 15%. With the deep integration of "internet plus" and artificial intelligence, big data, blockchain and other technologies, the industry has great growth potential.

(2) Industry competition pattern

At present, the competition in the local life service industry is fierce, and there are a series of large platforms and innovative start-ups in the market. Enterprises like Feitu Group use technological innovation and detailed market positioning to conduct differentiated competition and strive for specific user groups.

Feitu Group gradually builds up competition barriers by providing all-round and diversified services, focusing on high-end cities and sinking markets.

(3) Technology-driven

With the continuous application of technologies such as big data, AI, cloud computing and blockchain, technology is becoming an important driving force for the local life service industry. Feitu Group has improved decision-making efficiency, user experience and supply chain transparency through the self-developed "Feitu Brain" AI decision-making system and the application of blockchain technology.

2. Industry trends

(1) Acceleration of online and offline integration

With the increasing diversification and personalization of consumer demand, the integration trend of online and offline services is becoming more and more obvious. Feitu Group can effectively integrate online traffic and offline services through the business model of "online platform+offline branches" to achieve better user coverage and service depth. Especially in the market, users' demand for convenience and immediacy is increasing, and the demand for offline experience is gradually increasing.

Online: With the popularity of mobile Internet, users can enjoy life services anytime and anywhere.

Offline: including traditional industries such as local businesses, logistics and distribution, driving, housekeeping, etc., through docking with online platforms, new traffic and customers have been obtained.

(2) Diversification of local life services

Traditional take-out and running errands have gradually entered a mature stage, but on this basis, Feitu Group has further enriched its product and service chain by adding services such as sharing charging treasure, hotel reservation, e-commerce sales and health management, and provided all-round life services.

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Lifestyle services: More and more consumers are no longer satisfied with simple goods or services, and lifestyle services such as health, entertainment and social interaction have gradually become a demand.

Scene service: From single take-out and taxi service, it gradually extends to a full set of life service solutions, including travel, housekeeping, driving and so on.

(3) Intelligent and personalized service

With the progress of AI, machine learning and other technologies, personalized and intelligent services have become an important development direction of the industry. Feitu Group has realized accurate user demand analysis and personalized recommendation through its AI decision-making system "Feitu Brain", which has improved the user experience and enhanced user stickiness.

(4) Application of blockchain technology

The application of blockchain technology has great potential in improving transaction transparency, ensuring supply chain security and product traceability. Feitu Group has been exploring and practicing in this respect. In the future, it may realize more extensive supply chain management and product quality assurance through blockchain technology, thereby enhancing the trust and market competitiveness of the platform.

The local life service industry in which Feitu Group is located has broad prospects. With the change of market demand and continuous technological innovation, Feitu Group is expected to stand out from the fierce competition and gradually become the industry leader with its diversified services, technology-driven and innovative models. By continuously increasing investment in technology research and development, brand building and global layout, Feitu Group will achieve higher market share and user stickiness, and set a new benchmark for industry development.

(2) Industry data

Feitu Group's industry is local life service industry. The development of this industry depends on the popularity of Internet and mobile technology, involving take-away, housekeeping, logistics, travel, medical care and other fields. With the constant change of consumer demand and the continuous progress of technology, the local life service industry is experiencing rapid growth and transformation. Here are some key data and trends in the industry:

1. Industry scale and growth

(1) Market size

According to the latest market research data, the overall scale of China local life service market reached 4.7 trillion yuan in 2023, and it is expected to exceed 6 trillion yuan in 2025, with an average annual growth rate of 15%.

Takeaway market: In 2023, the scale of China's take-away market has approached 1.2 trillion yuan, of which Meituan and Hungry account for more than 80% of the market. The average annual growth rate of the take-away market is 20%, and it is expected to reach 1.8 trillion yuan by 2025.

Local service market: The market scale of services including housekeeping, driving, tourism and health management will be 1.5 trillion yuan in 2023, of which the scale of domestic service industry has increased by 50% in the past five years, especially in second-and third-tier cities.

Sharing economy: Under the background of local living services, sharing economies such as bike-sharing and shared charging treasure have also made remarkable progress. It is estimated that the market scale of sharing economy-related services will exceed 500 billion yuan in 2025.

(2) Subdivision areas

Takeaway: The number of users in the take-away market is close to 500 million, of which about 300 million are frequent users. According to the analysis of users' needs, the take-away market is shifting from simple food distribution to a wider range of local life services, such as fresh food and daily necessities.

Home economics and nursing: The market scale of home economics service industry will reach 300 billion yuan in 2023, including services such as babysitting, cleaning and moving. The demand of this industry is gradually expanding to middle and high-end services, especially in first-and second-tier cities.

Taxi and driving: The scale of the driving market has also continued to expand. In 2023, the market scale was 250 billion yuan, and it is expected to continue to grow in the next three years.

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2. Industry trends

(1) Online and offline integration

With the increasing demand of consumers for convenient and instant services, online and offline integration has become an important development trend of local life service industry. According to statistics, more than 60% of local service demand is realized through online platforms, and this proportion is expected to increase year by year. In the next few years, online transactions may account for more than 70% of the total transaction volume.

Consumer behavior: According to a survey data of consumers, 80% of consumers expressed their hope to complete all the life service needs through online platforms, especially in catering, housekeeping, medical care and transportation.

(2) Intelligent and personalized service

AI, big data and cloud computing are increasingly widely used in the local life service industry. Through technical means, the platform can provide users with more accurate recommendations, more efficient delivery services and smarter service processes.

AI recommendation system: For example, Feitu Group can use AI recommendation algorithm to provide personalized service recommendation for users according to their historical behavior, geographical location and consumption habits. For example, Meituan and Hungry AI recommendation systems can recommend dishes according to users' taste preferences and increase users' consumption frequency.

Intelligent distribution: In terms of logistics distribution, the degree of intelligence is getting higher and higher. Unmanned distribution and drone distribution have started trial operation in some cities. It is estimated that by 2025, the market share of intelligent distribution technology will exceed 100 billion yuan.

(3) User growth and demand refinement

According to the analysis of user data, young people (18-35 years old) are the main force of local life services, especially after 90 s and 00 s, they are more inclined to spend life services through mobile phone platforms. At the same time, the consumption demand of middle-aged and elderly people is gradually increasing, especially in the fields of domestic service and health management, and the market potential of this group is huge in the future.

Young users: According to the survey data, more than 80% young consumers use the take-away service at least once a month, while 70% * * users have tried other local life services besides catering in the past year, such as driving and housekeeping services.

Middle-aged and elderly users: the demand growth of this group is mainly concentrated in health management, home care and other services. With the improvement of living standards, the demand for high-quality services by middle-aged and elderly users is also increasing.

(4) Supply chain and logistics optimization

With the improvement of consumers' demand for immediacy, the optimization of logistics efficiency has become a key issue in the local life service industry.

Instant delivery: Instant delivery has become one of the core competitiveness in the local life service market. According to data analysis, more than 60% of consumers expressed their hope to receive take-away or goods within 30 minutes. To this end, platforms such as Feitu Group need to improve the efficiency of the logistics system, especially during the peak period.

Cold chain logistics: In fresh food distribution and catering distribution, cold chain logistics has gradually become an important part of the industry. It is estimated that by 2025, the market scale of cold chain logistics in local life service will reach 100 billion yuan.

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3. Industry challenges

(1) Competitive pressure

The competition in the local life service industry is extremely fierce. The existing competitors in the market include Meituan, Hungry, Didi, etc. They occupy a dominant position in the market. According to the data from 2019 to 2023, the combined market share of Meituan and Hungry exceeds 90%, which poses a huge competitive pressure on emerging platforms such as Feitu Group.

(2) Policy supervision

With the rapid development of the industry, government supervision has been gradually strengthened. Especially in the background of platform economy, how to balance supervision and innovation, how to protect consumers' rights and interests, and how to regulate industry behavior have become important challenges for local life service platforms.

(3) Data security and privacy protection

With the continuous development of the platform and the increase of data collection, how to ensure the security of user data has become a major challenge for the industry. Especially in terms of user payment and personal information protection, it is necessary to strictly abide by data security laws and regulations to prevent data leakage and abuse.

4. Market prospect

(1) the market prospect is broad

With the increasing demand of consumers for personalized and diversified services, the local life service industry will continue to expand in the future. It is estimated that by 2025, the total scale of the local life service market will exceed 6 trillion yuan, among which services such as take-away, housekeeping and driving will occupy an important share.

(2) Intelligence and automation

With the continuous development of AI and automation technology, intelligent distribution, AI recommendation and intelligent customer service will become the norm in the local life service industry, further improving the operational efficiency and user experience of the platform.

(3) Market internationalization

With the fierce competition in the domestic market, the international layout of the local life service platform has become a new growth point. Companies such as Feitu Group have begun to actively deploy international markets such as Southeast Asia and Europe through technological advantages and brand output, providing impetus for future sustained growth.

Summary:

The local life service industry where Feitu Group is located is developing rapidly and gradually becoming an important part of the global economy. With the continuous expansion of market scale, the advancement of technological innovation and the continuous refinement of consumer demand, the future of local life service industry is full of potential. However, in the face of fierce market competition, policy supervision and data security challenges, Feitu Group needs to make continuous efforts in innovation, brand building and international layout to ensure its leading position in the industry.

(3) Industry pain points

Although the local life service industry has developed rapidly, it still faces many pain points and challenges, which not only affect the development efficiency of the industry, but also affect the profitability and user experience of enterprises. The following are common pain points in the local life service industry, which are analyzed in detail one by one:

1. Fierce market competition

(1) The market share is highly concentrated

In the local life service industry in China, large platforms such as Meituan, Hungry, Didi occupy most of the market share. According to the data, the combined market share of Meituan and Hungry exceeds 80%, which leads to the increasingly compressed living space of small platforms. Emerging platforms need to invest a lot of resources in marketing and user acquisition in order to stand out from the competition, but they often face the double pressure of capital and technical resources.

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(2) The difference of service quality due to intensified competition

Although the local life service industry has a huge market, vicious competition among platforms for users often lowers prices or improves service quality to attract users. However, this rapidly expanding business model leads to the instability of service quality, especially on some smaller platforms, there is still much room for improvement in the quality of service personnel, delivery timeliness and user feedback processing.

2. User experience issues

(1) platform complexity and difficulty in use

With the diversification of local life services, the functions of many platforms are becoming more and more complicated, and users need to face too many choices and operation steps, especially when dealing with orders, payments, complaints and other links, they may feel that the operation process of the platform is complicated, which affects the overall user experience. Especially for middle-aged and elderly users, they are often not familiar with smartphones and apps, so the operation process is too cumbersome or the interface is unfriendly, which will lead to their loss.

(2) Delivery delay and delivery quality problems

Although many platforms have launched instant delivery services, delivery delay is still one of the main complaints of users during peak hours or in bad weather. According to the data, about 30% take-away users have experienced delivery delay during the peak period, and the delay time often exceeds 30 minutes. In addition, problems such as poor service quality of delivery staff, food damage, and missing orders often appear, which seriously affects the user's experience and loyalty.

(3) Homogenization of platform services

Although the major platforms have a strong market base in take-away, housekeeping and other services, the service content provided by different platforms is often very similar and lacks obvious differentiation. This leads to the lack of sufficient motivation for consumers to choose, and the competition between platforms mainly focuses on price and promotion, while ignoring the innovation of personalized demand and customized service.

3. Supply chain and logistics issues

(1) Shortage of distribution resources and low efficiency

The local life service industry especially relies on an efficient distribution system. However, during holidays and peak hours, distribution resources often cannot meet the demand of large-scale orders, which leads to the decline of distribution timeliness. In some cities, especially second-and third-tier cities, the number of distributors is insufficient, and there are blind spots in distribution services, which leads to the decline of service quality.

(2) The supply chain management is unstable

The local life service platform usually needs to cooperate with many merchants and suppliers, and there are risks such as difficult coordination and broken supply chain. For example, food suppliers of take-away platforms and service personnel of domestic platforms often face problems such as shortage of materials, unstable personnel and inconsistent service quality, which affects the quality and consistency of services.

(3) The challenge of cold chain logistics

Cold chain logistics has become a very important issue for industries such as fresh food distribution and drug distribution. Especially for products that need to be temperature sensitive (such as frozen food, medicines, etc.), if the temperature control is not in place in the distribution process, the products will be damaged. This problem is not only a technical challenge for logistics companies, but also involves how the platform can coordinate all resources and improve the efficiency of cold chain equipment.

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4. Management and training of service personnel

(1) Inconsistent service quality

Service personnel in the local life service industry, especially delivery personnel and domestic workers, often have no unified professional training, which leads to uneven service quality. For example, the delivery staff's poor manners, poor service attitude, slow delivery timeliness and other problems, and the professional skills and service norms of domestic workers are inconsistent, which leads to poor user experience and affects the reputation of the platform.

(2) High employee mobility

The employees in the local life service industry are highly mobile, especially the delivery staff and part-time workers. Because of the unstable income and high work intensity, it is difficult for employees to maintain long-term stability. This high mobility has brought about an increase in the cost of employing people, but also led to the instability of service quality, which made the platform have to recruit and train new employees frequently and increased operating costs.

5. Customer trust and satisfaction.

(1) false propaganda and exaggeration

Some platforms or businesses attract users through false propaganda, such as exaggerating the quality of a service, offering false coupons, etc., which leads to users' dissatisfaction after the actual experience, and even the spread of vicious word of mouth, which ultimately affects the brand image of the platform.

(2) The complaint handling efficiency is low

When consumers encounter problems such as delayed delivery and poor service quality on the platform, they often need to handle complaints through customer service. Inefficient customer service, such as slow response speed and unsatisfactory handling scheme, may make consumers feel negative and even choose to give up the use of the platform.

6. Financial pressure and profit problems

(1) High marketing and subsidy costs.

In the highly competitive market, in order to attract users and businesses, the platform often needs to invest a lot of money in marketing and subsidy activities. Although these activities can attract users in the short term, they have caused great pressure on the platform's profitability.

(2) The profit model is single

Many local life service platforms rely too much on transaction commissions and service fees in their profit models, and the growth of these revenues is restricted by many factors such as market saturation and user stickiness. Although some platforms try to expand across industries, on the whole, the profit model of the platform is relatively simple, which may limit its further growth in the long run.

Summary:

The pain points faced by the local life service industry involve many aspects, including fierce market competition, user experience problems, supply chain management, imperfect policies and regulations, and management and training of service personnel. In order to meet these challenges, the platform needs to improve the overall competitiveness and win the trust of users by optimizing service quality, improving technological innovation, improving supply chain management and strengthening policy compliance.

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(3) Industry forecast

Future forecast of local life service industry

The local life service industry has entered a stage of rapid development, but its future development will be affected by many factors such as technology, consumer demand, industry supervision, market competition and so on. The following is a detailed forecast of the future of the local life service industry:

1. Technology-driven intelligent and digital transformation

(1) Deep application of artificial intelligence and big data

In the future, the local life service industry will continue to develop in the direction of intelligence. The platform will realize refined operation and personalized service recommendation with the help of artificial intelligence (AI) and big data technology. For example, by analyzing user behaviors and consumption habits through big data, the platform can provide consumers with more accurate services and personalized preferential activities. AI technology can help improve service efficiency, such as using algorithms to optimize distribution routes in distribution scheduling, and reducing distribution time and cost.

(2) Unmanned distribution and automation

With the progress of technology, unmanned distribution and automation equipment will be gradually popularized in the industry. The use of unmanned aerial vehicles and unmanned delivery vehicles will greatly improve the delivery efficiency, especially in some peak hours or areas with complicated traffic. Although unmanned distribution is still in the experimental stage, with the maturity of technology and the gradual opening of policies, unmanned distribution will become an important part of the local life service platform in the future.

(3) Application of Internet of Things and Intelligent Hardware

With the development of Internet of Things (IoT) technology, intelligent hardware will become a key component of local life service industry. For example, in the field of smart home, the platform can provide more convenient housekeeping services through the Internet of Things technology, users can remotely adjust the home environment through smart devices, and even directly control the running status of home devices through the platform. At the same time, the development of cold chain logistics technology, combined with temperature control equipment and Internet of Things technology, will also improve the quality and timeliness of fresh delivery and other services.

2. Service innovation and diversification

(1) All-round "family service" mode

In the future, the local life service industry will transform into a more comprehensive family service model, which is not limited to traditional services such as take-away and taxi, and the platform will involve more life scenes. For example, household cleaning, housekeeping, health care and maintenance services will all become important business modules of the platform. By cooperating with professional service providers, the platform can meet the one-stop family needs of consumers and enhance user stickiness.

(2) Personalized and customized services

The demands of consumers are increasingly diversified, and a single service model can no longer meet the individual needs of different user groups. In the future, the local life service platform will provide more customized services, such as customized take-away, personal fitness instructors, home cooking guidance, etc., to meet the needs of users of different ages and hobbies.

(3) The rise of community-based services

With the increasing demand of users for convenient and close-to-life services, community-based services will become an important development trend of local life service industry. Through community group buying, neighborhood mutual assistance and other modes, the platform can provide services closer to life and increase users' sense of participation and belonging. For example, services such as shared kitchens, shared parking spaces and home maintenance in the community will provide consumers with more choices.

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3. Industry integration and intensified platform competition

(1) The head platform will be further expanded.

With the intensification of market competition and the acceleration of industry integration, head platforms will further occupy market share through mergers and acquisitions, joint ventures and capital cooperation. They will continue to increase market investment and occupy a dominant position in various market segments through technological innovation, brand effect and user accumulation. Especially in terms of technology investment, logistics distribution and big data analysis, the head platform will have a greater competitive advantage.

(2) Survival challenges of small and medium-sized platforms

With the gradual saturation of the market and the improvement of the industry threshold, the survival of small and medium-sized platforms will face greater challenges. They need to find competitive breakthroughs in specific segments, such as localized services in certain vertical areas (such as maternal and child care, elderly services, etc.), or meet the needs of specific users by providing the ultimate personalized experience. At the same time, the lack of capital and technical resources may also lead to their acquisition or elimination by the head platform.

(3) Cross-border competition among platforms

The competition of local life service platform will not be limited to the same industry. With the diversification of platform business, cross-border cooperation and competition will become the norm in the future. For example, the take-away platform may cooperate with e-commerce platforms and social platforms across borders to form a brand-new competitive ecology and promote a seamless online and offline shopping and service experience for users.

4. Changes in consumer demand and industry adaptation

(1) Younger and personalized consumption

With the younger generation becoming the main consumer group, the demand for personalization, convenience and innovation of Z generation and millennial generation will promote the change of local life service industry. This group is less sensitive to price and pays more attention to service quality, brand value and user experience. Therefore, the platform needs to constantly innovate service forms, increase entertainment and interactivity, and provide customized experiences to attract this group of users.

(2) Green environmental protection and sustainable development

The promotion of environmental awareness will promote the platform to integrate green environmental protection elements into the service model. For example, the take-away platform can promote the use of degradable packaging, and environmental protection in food distribution will also become the focus of future development. Consumers' demand for environmental protection and health urges enterprises to transform to the direction of sustainable development, and green consumption and service will become an important trend in the future.

(3) Convenient payment and cross-platform integration

In the future, consumers' demands for the convenience of payment methods will continue to increase, and new payment methods such as mobile payment and digital currency will be more widely used in local life services. At the same time, cross-platform integration will also become a trend, and consumers can enjoy a unified service experience and payment methods on multiple platforms. For example, future users can place orders directly through social platforms and enjoy integrated services that seamlessly interface with the platform.

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5. Capital market and investment opportunities

(1) continuous inflow of funds and capital concentration

With the continuous development potential of the industry, the local life service industry will continue to attract a lot of capital investment, especially in the fields of technological innovation, supply chain optimization and new business expansion. Investors will pay more attention to the long-term development strategy of the platform, especially the investment opportunities in the technical fields such as intelligence and automation. At the same time, industry mergers and acquisitions and integration will become an important hot spot in the capital market.

(2) Investment opportunities in sub-sectors

With the intensification of industry competition, investors will be more interested in innovation and entrepreneurial opportunities in sub-sectors. For example, fresh food distribution, elderly service, smart community construction, smart home, health management and other fields will become the focus of future investment. Especially after the epidemic, the demand for health and safety-related services continues to rise, which will attract more capital to enter these emerging fields.

Summary:

In the future, the local life service industry will undergo many changes such as technological change, service innovation, market integration and policy supervision. Through technology-driven, intelligent transformation, cross-border cooperation, personalized service and other means, the platform can meet the growing diversified needs of users. Meanwhile, the active capital market and the gradual standardization of the policy environment will also promote the healthy and orderly development of the industry. With the change of consumer demand and the intensification of industry competition, the local life service platform needs constant innovation and adaptation to maintain market competitiveness and profitability.

Our Solution

In view of the pain points of the local life service industry, we can propose a series of solutions to deal with the problems existing in the industry and improve the quality, efficiency and user experience of platform services. The following are solutions to the main pain points:

1. The user's demand is inaccurate and the service is not personalized enough.

Solution:

Big data and artificial intelligence (AI) analysis: By analyzing user behavior data, historical consumption records, location data, etc., accurately predict user needs and realize personalized recommendation. For example, AI can recommend tailor-made catering or services according to users' dietary preferences, historical orders, etc. to enhance the user experience.

Intelligent customer service and voice recognition technology: integrate intelligent customer service system, and use voice recognition and natural language processing (NLP) technology to provide personalized solutions quickly when users ask, complain or express their needs, saving users time and improving satisfaction.

Customized service package: Customized "package" service is launched, and users can choose related services according to their own needs, such as "home cleaning package", "health management package" or "home maintenance package", which makes the service more in line with individual needs.

2. Logistics distribution is inefficient and costly.

Solution:

Intelligent distribution system: Optimize distribution routes and improve distribution efficiency by using artificial intelligence algorithms and big data analysis. For example, use AI to predict real-time traffic information and weather conditions, and automatically adjust distribution routes to avoid rush hour congestion.

Unmanned delivery technology: Investing in the research and development of unmanned delivery vehicles and unmanned aerial vehicles can reduce manual delivery, improve delivery speed and reduce logistics costs in some short-distance and high-frequency delivery needs. Especially in urban centers or areas with complicated traffic, unmanned distribution can significantly improve efficiency.

Optimization of distribution network: by establishing more dispersed regional warehouses (such as "last mile" warehouse), the distribution distance is reduced and the distribution time is further shortened. In addition, with the help of crowdsourcing distribution mode, ordinary users are encouraged to participate in distribution and labor costs are reduced.

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3. The service quality is uneven and the user experience is unstable.

Solution:

Training and certification of service personnel: provide systematic training for all service personnel to ensure that they have professional skills, good communication skills and service attitude. At the same time, establish a certification system for service personnel, and ensure the quality stability of service personnel through online examinations and skill evaluation.

Platform scoring and feedback mechanism: Establish a sound scoring and feedback mechanism, users can score service personnel and leave feedback, and the platform can adjust service quality in time according to user feedback. In addition, the platform can also reward and encourage service personnel who have performed well for a long time, and improve the overall level of service quality.

Regular quality inspection: supervise the service personnel and service process through irregular spot checks and quality audits to ensure that the service quality meets the standards of the platform.

4. Small platforms in the industry are difficult to survive and have great competitive pressure.

Solution:

Accurate market segmentation positioning: Small and medium-sized platforms can form a unique competitive advantage by focusing on specific market segments. For example, users who focus on a certain kind of special needs, such as pet care, elderly services, personalized health management, attract loyal customers with differentiated services.

Cross-platform cooperation and resource sharing: Small and medium-sized platforms can share resources and win-win cooperation through cooperation with other platforms. For example, provide cross-platform linkage offers or joint marketing activities to jointly attract more users.

User community operation: Enhance user stickiness and sense of community by establishing exclusive user community and loyalty programs. For example, through points, membership system, coupons and other means, improve user participation and reduce user churn.

5. Users have low trust in the platform.

Solution:

Brand building and word-of-mouth management: the platform should strengthen brand building and win the trust of users through high-quality services. For example, actively carry out user interaction and hold user experience activities regularly to enhance the brand's credibility and user identity.

Third-party authentication and cooperation: cooperate with third-party authentication institutions to obtain credible authentication marks and increase the authority of the platform. At the same time, the platform can cooperate with well-known brands or industry experts to improve the market recognition of the platform with their credibility.

Transparent user evaluation system: optimize the user evaluation mechanism so that all users' feedback can be displayed openly and transparently, especially for the evaluation of service personnel. The platform needs to respond in time and make improvements. Improve users' sense of participation and trust on the platform.

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6. The industry is developing rapidly, and the technology update is lagging behind.

Solution:

Continuous innovation and technology investment: the platform should increase investment in technology research and development and continue technological innovation. For example, continuously track and apply the latest artificial intelligence, Internet of Things, blockchain and other technologies to improve the intelligence level and service quality of the platform.

Technology cooperation and external introduction: The platform can rapidly introduce advanced technologies through cooperation with technology companies and academic institutions. At the same time, set up a special technology research and development team to maintain the leading position of technology.

Agile development and rapid iteration: With the adoption of agile development mode, the platform can quickly respond to changes in market and user needs, and shorten the cycle of technological innovation and service iteration.

7. High-cost operation and profitability difficulties

Solution:

Diversified income sources: the platform can enrich profit channels and reduce dependence on a single income source by expanding advertising revenue, membership system and value-added services. Through data analysis and accurate matching of advertising, the platform can provide personalized advertising services for merchants.

Optimize supply chain and cost control: reduce the cost of intermediate links by establishing a more efficient supply chain management system. For example, through direct cooperation with local merchants or service providers, the commission fees of third parties can be reduced and the overall cost can be reduced.

Win-win cooperation mode: Win-win cooperation with merchants and service providers will achieve mutual benefit and win-win. For example, we can establish long-term cooperative relations with merchants to ensure stable supply and preferential prices, thus reducing operating costs.

Summary:

In view of the pain points in the local life service industry, the above solutions can help the platform to improve service quality, reduce costs, enhance user trust, and stand out in the fierce market competition. The platform needs to innovate constantly, pay attention to technological development, improve service experience, and protect consumers' rights and interests through various means to achieve sustainable growth and long-term development.

Our Competitive Strengths

Our competitive advantage in the local life service industry is mainly reflected in the following aspects:

1. Accurate data analysis and personalized service

Competitive advantage: Through the deep application of big data and artificial intelligence, we can accurately analyze users' needs and consumption habits, and provide users with personalized recommendations and customized services. This exact matching can improve user satisfaction and stickiness, especially in the highly competitive market, users are more inclined to choose a service platform that can understand and meet their unique needs.

Advantages: the improvement of user experience will directly promote user activity and platform retention rate, thus increasing market share.

2. Intelligent logistics and distribution system

Competitive advantage: We have an intelligent logistics distribution system, which uses AI and big data to optimize distribution routes, reduce distribution time and improve distribution efficiency. More importantly, we are still exploring unmanned distribution technologies, such as unmanned vehicles and drones, to greatly reduce distribution costs and improve the timeliness of services.

Advantages: Compared with the traditional distribution system, our intelligent distribution can not only significantly improve the timeliness, but also reduce operating costs and bring consumers a more efficient and economical service experience.

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3. High-quality service standards and guarantee mechanisms

Competitive advantage: We have established strict service quality standards and certification system, and equipped with perfect customer feedback and evaluation mechanism. All service personnel are systematically trained to ensure that each service personnel has professional knowledge and good service attitude.

Advantages: high-quality service can effectively improve users' trust and platform reputation, and customers' long-term stickiness and recommendation rate will directly promote the sustained growth of business.

4. Innovative cooperation mode and cross-platform resource integration

Competitive advantage: through long-term cooperation with merchants and service providers, we integrate resources from all sides and build a mutually beneficial and win-win business ecosystem. For example, through joint marketing and cross-platform services, the diversified revenue sources of the platform are increased and the operating costs are reduced.

Advantages: This cooperation mode can not only expand market coverage, but also reduce costs and improve overall operational efficiency by sharing resources.

5. Leading technology research and development and rapid response to market changes.

Competitive advantage: We continue to invest in technology research and development, focusing on the application of the latest technologies (such as AI, Internet of Things, blockchain, etc.) to maintain technological leadership. At the same time, agile development mode is adopted to quickly respond to market demand and user feedback to ensure that the platform can keep pace with the times and adapt to industry changes quickly.

Advantages: Technical advantages provide us with opportunities to innovate and lead in the market quickly, and ensure that the platform can provide the most advanced and efficient service experience, so as to seize market opportunities.

6. Strong user community and loyalty programs

Competitive advantage: We enhance users' sense of participation and platform stickiness by establishing a user community and a perfect member loyalty programs. Users can increase their participation and form long-term loyalty through points, membership discounts and exclusive benefits.

Advantages: a strong user community can enhance the "word-of-mouth effect" of the platform, improve the activity and conversion rate of users, and promote the long-term growth of the platform.

7. Perfect compliance and consumer rights protection system

Competitive advantage: We strictly abide by relevant national laws and regulations, and have established a perfect consumer rights protection system. The platform not only protects users' privacy, but also protects their legitimate rights and interests, establishes transparent service processes and charging standards, and prevents problems such as hidden consumption.

Advantages: the trust of consumers is the key to the success of the platform. Through a highly compliant operation mode, we can establish a good brand image in the fierce market competition and gain long-term support from consumers.

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8. Flexible and diverse sources of income

Competitive advantage: In addition to the basic service fee income, we have also opened up diversified income channels such as advertising income, value-added service income and membership subscription income. Through accurate market segmentation, the platform can provide tailor-made services for different users and businesses and broaden the profit space.

Advantages: diversified income structure can effectively reduce the platform's dependence on a single source of income, enhance its ability to resist risks, and maintain stable profit growth.

9. Deep cultivation of market segments and differentiated services

Competitive advantage: we focus on market segmentation, especially in some niche markets with strong demand, and provide differentiated services. By focusing on certain user groups (such as the elderly, pets, health management, etc.), we can build a unique market competitiveness.

Advantages: By deepening market segmentation, we can accurately meet the needs of specific groups, reduce direct competition with big platforms, and form a stable market share.

10. Efficient cost control and sustainable development strategy

Competitive advantage: We greatly reduce operating costs through intelligent management, optimizing supply chain and crowdsourcing distribution. At the same time, the platform pays attention to sustainable development and actively explores environmental protection and social responsibility projects, such as green distribution and waste recycling.

Advantages: Effective cost control and attention to sustainable development can not only enhance the profitability of the platform, but also enhance the brand image and attract consumers with strong environmental awareness.

Summary:

Through accurate market positioning, advanced technical means, high-quality service guarantee system and innovative business model, our competitive advantage in the local life service industry is self-evident. These advantages enable us to quickly respond to market changes, meet the needs of different users, continuously improve the user experience and occupy a leading position in the industry.

Our market opportunity

In the local life service industry, we are faced with many market opportunities. The following are some key market opportunities that can help us expand our business, enhance our competitiveness and achieve sustainable development:

1. The potential of sinking the market

Opportunity background: With the further release of consumption potential in third-tier and below cities, the sinking market is becoming an important driving force for industry growth. Many traditional platforms have established a strong market share in first-tier cities, but there is still huge room for development in the second, third and below markets.

Market opportunities: We can speed up the layout in these areas and provide customized services to meet the needs of local users. For example, launch products with affordable prices and simplified services but guaranteed quality, and quickly occupy market share.

Advantages: Compared with the fierce competition of big platforms, we can quickly establish a good user base through localized operation and partner system in the sinking market.

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2. Digitalization and intelligent transformation

Opportunity background: With the continuous progress of technology, especially the application of big data, artificial intelligence, Internet of Things and other technologies, the life service industry is welcoming the wave of digital and intelligent transformation. Consumers are increasingly demanding efficient and convenient digital services.

Market opportunity: We can improve the service efficiency and user experience of the platform by introducing more intelligent elements, such as intelligent recommendation system, artificial intelligence customer service and unmanned distribution. The application of these technologies can not only improve user satisfaction, but also effectively reduce operating costs.

Advantages: Through technological innovation, we can stand out from the competition and become a benchmark enterprise with technological leadership.

3. The demand for localization services has increased.

Opportunity background: Consumers are increasingly inclined to choose enterprises that can provide localized and personalized services, especially in the fields of catering, housekeeping and health management. Personalized service and localized operation have become important factors for consumers to choose platforms.

Market opportunities: By establishing closer cooperation with local merchants and service providers, we can launch customized services that are more in line with local culture and needs. For example, in areas with diverse food culture, provide catering services that meet local tastes, or launch service projects that meet the needs of local users in health management.

Advantages: Localization operation can not only enhance user stickiness, but also reduce marketing costs and increase market share.

4. Cross-industry integration and cooperation

Opportunity background: With the increasing demand of consumers for convenient life, the integration between different industries is deepening. For example, catering, entertainment, medical care, education and many other industries have begun to seek cooperation from local life service platforms.

Market opportunities: We can launch integrated service packages through cross-industry cooperation to meet the more diversified needs of consumers. For example, the combination package of "dinner+movie" is launched in combination with catering and entertainment, or the package of "health checkup+personalized fitness program" is launched in combination with medical treatment and health management.

Advantages: Cross-industry cooperation can not only expand our service scope, but also attract users from different fields and enhance the comprehensive competitiveness of the platform.

5. Demand of environmental protection and sustainable development

Opportunity background: With the improvement of environmental awareness, consumers' demand for green products and services is gradually increasing. Especially under the background of increasing pressure of urban life, a low-carbon and environmentally-friendly lifestyle has become the choice of many consumers.

Market opportunities: We can develop local services that are environmentally friendly, such as paperless electronic payment, green delivery (electric delivery vehicles, unmanned delivery vehicles), environmentally friendly tableware, and sustainable daily necessities, so as to meet consumers' demand for environmental protection.

Advantages: In the industry competition, platforms that focus on environmental protection and sustainable development can often attract consumers with strong environmental awareness and enhance brand image.

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6. Personalized health management and aging society

Opportunity background: With the advent of an aging society, the demand for health management and life services for the elderly has surged. At the same time, more and more consumers have a strong interest in personalized health management, especially in customized services in fitness, nutrition and psychology.

Market opportunities: We can provide health management services specifically for the elderly, such as intelligent monitoring, customized health programs, home care, etc. At the same time, provide personalized health management packages for young consumers, and provide accurate health advice and services in combination with modern technology.

Advantages: Personalized services for specific groups (such as the elderly and young people with strong health management needs) can quickly form the advantages of market segments and increase the loyal users of the platform.

7. International market expansion

Opportunity background: With the advancement of globalization, China's local life service platform has gradually entered the international market, especially in Southeast Asia, Europe and America. With the change of consumption habits, local consumers' demand for efficient and convenient local life services has increased.

Market opportunity: We can gradually expand the service scope through the layout in the international market, especially in Southeast Asia, and quickly enter the market with similar cultural background and consumption habits. At the same time, with the help of international bridgeheads such as Hong Kong, the strategic layout of globalization is carried out.

Advantages: The expansion of the international market will bring more revenue sources and brand exposure to the platform, and at the same time enhance the competitiveness of the platform in the global market.

8. Socialization and online and offline integration

Opportunity background: With the development of social media and the rising social demand of consumers, online and offline integration has become an important trend of local life services. The platform should not only provide services, but also create social user interaction and community.

Market opportunities: Enhance the interaction between users through online group buying, coupons, fan interaction activities and other means, and enhance user stickiness through offline activities (such as business promotion and user experience activities). The platform can also attract more potential customers and increase brand exposure through social marketing.

Advantages: Online and offline seamless connection and social operation can help the platform to establish long-term user relationships and improve brand loyalty and market competitiveness.

Summary:

The above market opportunities provide us with multi-dimensional growth space. There is great potential for us to tap in sinking market, technological innovation, personalized service and cross-industry cooperation. By grasping these opportunities, we can achieve the rapid expansion of the platform, enhance market share, and then move towards the leading position in the industry.

Risk Factors Summary

In the local life service industry, although there are many opportunities, it is also accompanied by various potential risks. The following are the main risks we may face:

1. Market competition risk

Risk background: The competition in the local life service industry is fierce, especially compared with big platforms the platform's capital, resources and brand influence are stronger. It may be difficult for emerging platforms to break through competition barriers and gain sufficient market share.

Risk performance: the advantages of the big platform in marketing, technology and supply chain may lead to greater pressure on our market share, user loyalty and profitability. If there is no effective differentiated competition strategy, we may face the risk of being squeezed out of the market.

Coping strategies: We need to intensify innovation, focus on market segments, create unique brand features, and enhance user experience, so as to reduce dependence on price competition and increase user stickiness.

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2. Technical risks

Risk background: With the continuous development of technology, the technical systems of the platform (such as data analysis, intelligent recommendation, distribution system, etc.) may face the need of upgrading. If we can't keep up with the development of technology in time, the platform may fall behind our competitors.

Risk performance: technical failures or system vulnerabilities may affect the user experience and platform reputation, and even cause data leakage and security problems. At the same time, the high investment brought by technological innovation may also lead to financial pressure.

Coping strategies: we need to increase investment in technology research and development, follow up technology trends in time, and maintain technological advantages; At the same time, strengthen data protection and system security to ensure the stability and security of the platform.

3. User privacy and data security risks

Risk background: With the diversification of platform services, the amount of user data collection and processing has greatly increased. How to protect users' privacy and avoid data leakage and abuse has become a key issue for the platform.

Risk performance: If data leakage or privacy leakage occurs, it will not only cause the collapse of users' trust, but also face legal proceedings and regulatory penalties. This risk is especially serious for platforms with a large user base.

Coping strategies: strengthen the network security protection of the platform, adopt advanced encryption technology and privacy protection measures, conduct regular security audits and staff training to ensure that the platform complies with data privacy-related laws and regulations (such as GDPR).

4. Supply chain management risk

Risk background: Local life service platforms usually need to rely on a wide range of suppliers and partners (such as catering businesses, logistics and distribution companies, etc.) to provide services. If there is a problem in the supply chain, it may directly affect the operational efficiency and user experience of the platform.

Risk performance: problems such as broken supply chain, unstable service quality and price fluctuation may lead to service delay, increased user complaints and even failure to deliver on time. In addition, over-reliance on a single supplier may also bring risks.

Coping strategy: We need to optimize supply chain management, establish cooperative relations with multiple suppliers and spread risks. At the same time, strengthen the quality management and supervision of suppliers to ensure the continuous and stable service.

5. Macroeconomic and market environmental risks

Risk background: Global economic fluctuations, policy changes, natural disasters and other factors may have an impact on the operation of the platform. For example, events such as epidemic and economic recession may lead to a decline in consumers' willingness to consume, which in turn will affect the revenue and profitability of the platform.

Risk performance: economic recession may lead to reduced consumer spending and shrinking market demand; However, unexpected events (such as epidemics and disasters) may lead to the suspension of platform services or a sharp drop in demand.

Coping strategy: To meet the challenge of external economic changes by diversifying income sources, strengthening cost control and maintaining flexible operation mode. At the same time, the business strategy can be flexibly adjusted to optimize products and services according to changes in the market environment.

6. Talent recruitment and risk management

Risk background: the success of the platform is inseparable from the support of high-quality talents, especially in key areas such as technology research and development, operation management and marketing. If we can't attract and retain excellent talents, it may lead to the decline of innovation ability and operational efficiency of the platform.

Risk performance: Problems such as high brain drain rate, difficult recruitment and lack of professional ability of employees may lead to low operational efficiency and even affect the long-term development of the platform.

Coping strategies: By optimizing the talent recruitment and training mechanism, providing competitive salary and welfare benefits, establishing a good corporate culture and employee development opportunities, and enhancing employees' sense of belonging and loyalty.

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7. Brand reputation risk

Risk background: Brand image and reputation are one of the core assets for the long-term development of the platform. If the platform has serious problems in terms of service quality, user experience and cooperative merchants, it may cause irreversible damage to the brand image.

Risk performance: Negative word-of-mouth, user complaints, vicious incidents, etc. may damage the brand reputation, and even affect the user growth and market share of the platform in serious cases.

Coping strategies: strengthen customer service and quality monitoring, establish an effective crisis management mechanism, handle user complaints and feedback in time, actively repair brand image and maintain a good corporate reputation.

8. Risk of changes in market demand

Risk background: The demand of consumers changes very rapidly, especially in today's changing technology and consumption habits. If the platform fails to capture market changes in time, it may lead to missed opportunities and even business recession.

Risk performance: For example, during the epidemic, consumers' consumption behavior changed dramatically, and the demand for online services increased significantly. If the platform fails to adjust its strategy in time to cope with this change in demand, it may encounter customer churn.

Coping strategies: We need to strengthen market research and user feedback mechanisms, timely capture changes in consumer demand, and adjust products and services according to changes. At the same time, we should be flexible enough to respond quickly when the demand changes.

Summary:

Although there are many market opportunities, we also face many risks in the competition of local life service industry. Challenges from market competition to technological change and data security all need our high attention. By strengthening risk management and maintaining flexible adaptability, we can effectively reduce these risks and ensure the healthy development of the platform.

Implications of Our Being an “Emerging Growth Company”

On September 9, 2022, the SEC adopted inflation adjustments mandated by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, an “emerging growth company” will lose its emerging growth company status on the last day of the fiscal year in which it has $1.235 billion or more in total. As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. “An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;
●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

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●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;
●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);
●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;
●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and
●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Class A Ordinary Share held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	We are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;
●	For interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
●	We are not required to provide the same level of disclosure on certain issues, such as executive compensation;
●	We are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
●	We are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and
●	We are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

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Implications of Being a Controlled Company

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public Companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market (Nasdaq), must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

●	The requirement that a majority of the board of directors consist of independent directors;
●	The requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;
●	The requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
●	The requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

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THE Offering

Issuer	Feitu Shanglian Cloud Information Technology Co., Ltd

Securities Being Offered	Ordinary Shares, par value US$0.0001 per share

Offering Price	We expect that the initial public offering price will be US$ per Ordinary Share.

Ordinary Shares Outstanding Immediately Before This Offering	Ordinary Shares

Ordinary Shares Outstanding Immediately After This Offering	Ordinary Shares (or Ordinary Shares if the underwriters exercise their option to purchase additional Ordinary Shares in full).

Voting Rights	Each Ordinary Share is entitled to one vote.

Use of Proceeds	Technical research and development investment Market Promotion and Brand Building Business expansion and strategic layout Team building and talent recruitment

Proposed Nasdaq Trading Symbol and Listing	We plan to apply to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “FTY” This offering is contingent upon us listing our Ordinary Shares on Nasdaq Capital Market or another national exchange. No assurance can be given that such listing will be approved or that a liquid trading market will develop for our Ordinary Shares.

Lock-up	Our directors, executive officers, and shareholder who own 5% or more of the outstanding Ordinary Shares intended agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Ordinary Shares or securities convertible into Ordinary Shares for a period of 6 months commencing on the date of this prospectus. The Company is also prohibited from conducting offerings during this period and from re-pricing or changing the terms of existing options and warrants. See “Underwriting” for additional information.

Risk factors	See “Risk Factors” for a discussion of risks you should carefully consider before investing in our Ordinary Shares.

Transfer Agent

Payment and settlement

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RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business

We have grown rapidly in recent years and have limited experience operating at our current scale of operations. If we are unable to manage our growth effectively, our brand, company culture and financial results may suffer.

We have grown rapidly in the past year and our recent growth rates and financial results should not be considered indicators of our future performance. In order to effectively manage and leverage our growth, we must continue to expand our sales and marketing, focus on innovative product and website development, and upgrade our management information systems. Our continued growth has in the past and may in the future strain our existing resources and we may experience ongoing operational difficulties in managing our operations in numerous jurisdictions, including difficulties in recruiting, training and managing a dispersed and growing employee base. Failure to expand and maintain our company culture through growth may harm our future success, including our ability to retain and recruit personnel and to effectively focus on and pursue our corporate goals.

SERVICES-BUSINESS SERVICES, NEC industry is evolving rapidly and may not evolve as we expect. Even if our net sales continue to grow, our net sales growth rate may decline in the future due to a variety of factors, including macroeconomic factors, changes in supply and supply chain, changes in consumer preferences, increased competition and the maturation of our business. Accordingly, you should not rely on our net sales growth rates for any prior period as an indicator of our future performance. Our overall growth in net sales will depend on many factors, including our ability to:

1) price our products and services effectively so that we can attract new customers and expand our relationships with existing customers.

2) accurately forecast our net sales and plan our operating expenses.

3) compete successfully with other companies that are or may be entering our competitive market in the future and respond to developments in those competitors, such as pricing changes and the introduction of new products and services.

4) Complying with existing and new laws and regulations that apply to our business.

5) Successfully expanding into existing markets and entering new markets, including new geographic areas and categories.

6) The successful introduction of new products and enhancements to our products and services and their features, including in response to new trends or competitive dynamics or customer needs or preferences.

7) Successfully identifying and acquiring or investing in businesses, products or technologies that we believe will complement or expand our business.

8) Avoiding disruptions or interruptions in the distribution of our products and services.

9) Providing quality support to our customers that meets their needs.

10) Hiring, integrating and retaining talented sales, customer service and other personnel.

11) Effectively managing the growth of our business, personnel and operations, including the opening of new showrooms.

12) Effectively managing the costs associated with our business and operations.

13) Maintaining and enhancing our reputation and brand value.

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Because of our limited history of operating our business at our current scale, it is difficult to assess our current operations and future prospects, including our ability to plan for and model future growth. Our limited operating experience at this scale, combined with the rapidly evolving nature of the markets in which we sell our products and services, the significant uncertainty about how these markets will develop and other economic factors beyond our control, reduces our ability to accurately forecast quarterly or annual revenues. Failure to effectively manage our future growth could adversely affect our business, financial condition and results of operations.

We have limited sources of working capital and will need substantial additional financing.

The working capital required to implement our business strategy and R&D efforts will most likely be provided by funds obtained through offerings of our equity, debt, debt-linked securities, and/or equity-linked securities, and revenues generated by us. No assurance can be given that we will have revenues sufficient to sustain our operations or that we would be able to obtain equity/debt financing in the current economic environment. If we do not have sufficient working capital and are unable to generate sufficient revenues or raise additional funds, we may delay the completion of or significantly reduce the scope of our current business plan; delay some of our development and clinical or marketing efforts; postpone the hiring of new personnel; or, under certain dire financial circumstances, substantially curtail or cease our operations.

We may need to engage in capital-raising transactions in the near future. Such financing transactions may well cause substantial dilution to our shareholders and could involve the issuance of securities with rights senior to the outstanding shares. Our ability to complete additional financings is dependent on, among other things, the state of the capital markets at the time of any proposed offering, market reception of the Company and the likelihood of the success of its business model and offering terms. There is no assurance that we will be able to obtain any such additional capital through asset sales, equity or debt financing, or any combination thereof, on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet our capital needs and to support our operations. If we do not obtain adequate capital on a timely basis and on satisfactory terms, our revenues and operations and the value of our Ordinary Shares and Ordinary Share equivalents would be materially negatively impacted and we may cease our operations.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We rely on a wide portfolio of intellectual property to operate our businesses and we may not be able to effectively protect these intellectual property and proprietary rights against infringement, misappropriation or other violation, or efforts to safeguard our intellectual property may be costly.

We rely on a combination of trademark, copyright and trade secret protection laws in the U.S., the Cayman and other jurisdictions, as well as confidentiality procedures and contractual provisions, to protect our intellectual property rights. We enter into confidentiality agreements with our employees and any third parties who may access our proprietary information, and we rigorously control access to our technology and information. However, we cannot guarantee that we have entered into confidentiality agreements with each party that may have or have had access to our trade secrets or proprietary information. Such agreements may be breached by counterparties, who may disclose our proprietary information, including our trade secrets, or claim ownership in intellectual property that we believe is owned by us, and there may not be adequate remedies available to us for any such breach. In addition, we do not enter into intellectual property assignment agreements in the ordinary course and rely on the intellectual property rights we obtain from our employees by operation of law. The intellectual property rights we obtain by operation of law may not extend to all intellectual property rights developed by our employees and contractors and individuals not subject to invention assignment agreements may make adverse ownership claims to our current and future intellectual property rights. We therefore may not possess ownership rights in all intellectual property rights that we regard as our own or that are necessary for the conduct of our business.

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Intellectual property protection may not be sufficient in the regions in which we operate. Our trademarks or other intellectual property rights may be challenged by others through administrative process or litigation, and our pending trademark applications may not be allowed. In addition, policing any unauthorized use of our intellectual property is difficult, time-consuming and costly, and the steps we have taken may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation and some courts in the U.S. and certain foreign jurisdictions are less willing or unwilling to protect trade secrets.Statutory laws and regulations in the Cayman are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or the intellectual properties licensed from third parties, or to enforce our contractual rights in the Cayman and other jurisdictions we operate.

In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third parties, we would have no right to prevent them from using that technology or information to compete with us. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to protect and enforce our trademarks and trade names, or build name recognition in our markets of interest thereby harming our competitive position.

The registered or unregistered trademarks or trade names that we own may be challenged, infringed, circumvented, declared generic, lapsed or determined to be infringing on or dilutive of other marks. We may not be able to protect our rights in these trademarks and trade names, which we need in order to build name recognition. In addition, third parties have filed, and may in the future file, for registration of trademarks similar or identical to our trademarks, thereby impeding our ability to build brand identity and possibly leading to market confusion. If they succeed in registering or developing common law rights in such trademarks, and if we are not successful in challenging such rights, we may not be able to use these trademarks to develop brand recognition of our technologies, products or services. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. Further, we may in the future enter into agreements with owners of such third-party trade names or trademarks to avoid potential trademark litigation which may limit our ability to use our trade names or trademarks in certain fields of business.

If we fail to maintain an effective quality control system, our business could be materially and adversely affected.

We place great emphasis on product quality and adhere to stringent quality control measures and have obtained quality control certifications for our products. To meet our customers’ requirements and expectations for the quality and safety of our products, we have adopted a stringent quality control system to ensure that every step of the production process is strictly monitored and managed. Failure to maintain an effective quality control system or to obtain or renew our quality standards certifications may result in a decrease in demand for our products or cancellation or loss of purchase orders from our customers. Moreover, our reputation could be impaired. As a result, our business and results of operations could be materially and adversely affected.

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If we fail to manage our inventory effectively, our results of operations, financial condition and liquidity may be materially and adversely affected.

Our business model requires us to manage a large volume of inventory effectively. We procure products from third-party manufacturers and sell as our own inventory through our Marketplace and off-platform ecommerce. We depend on our demand forecasts for various kinds of products to make purchase decisions and to manage our inventory. Demand for products, however, can change significantly between the time inventory is ordered and the date by which we target to sell it. Demand may be affected by seasonality, new product launches, changes in product cycles and pricing, product defects, changes in consumer spending patterns, changes in consumer tastes with respect to our products and other factors, and our customers may not order products in the quantities that we expect. In addition, when we begin selling a new product, we may not be able to accurately forecast demand. The procurement of certain types of inventory may require significant lead time and prepayment, and they may not be returnable. If we are unable to anticipate or respond to changes in customer preferences or fail to bring products that satisfy new customer preferences to our Marketplace and off-platform ecommerce in a timely manner, our results of operations, financial condition and liquidity could be adversely affected.

Any lack of requisite approvals, licenses or permits applicable to our business operations may harm our business.

We may not be able to obtain all the licenses and approvals that may be deemed necessary to operate our business. Because we operate in multiple jurisdictions, the relevant laws and regulations, as well as their interpretations, could be different from the U.S. This can make it difficult to know which licenses and approvals are necessary, or the processes for obtaining them. For these same reasons, we also cannot be certain that we will be able to maintain the licenses and approvals that we have previously obtained, or that once they expire we will be able to renew them. We cannot be sure that our interpretations of the rules and their exemptions have always been or will be consistent with those of the local regulators.

As we expand our businesses, we may be required to obtain new licenses and will be subject to additional laws and regulations in the markets we plan to operate in. If we fail to obtain, maintain or renew any required licenses or approvals or make any necessary filings or are found to require licenses or approvals that we believed were not necessary or we were exempted from obtaining, we may be subject to various penalties, such as confiscation of the revenues or assets that were generated through the unlicensed business activities, imposition of fines, suspension or cancelation of the applicable license, written reprimands, termination of third-party arrangements, criminal prosecution and the discontinuation or restriction of our operations. Any such penalties may disrupt our business operations and materially and adversely affect our business, financial condition and results of operations.

We may experience significant fluctuations in our results of operations and growth rate.

We have grown significantly in recent years, and we intend to continue to expand the scope and geographic reach of the services we provide. Our anticipated future growth will likely place significant demands on our management and operations. Our success in managing our growth will depend, to a significant degree, on the ability of our executive officers and other members of senior management to operate effectively and on our ability to further improve and develop our financial and management information systems, controls and procedures. In addition, we expect to have to adapt our existing systems and introduce new systems, train and manage our employees and improve and expand our sales and marketing capabilities.

Revenue growth may slow down or decline for any number of reasons, including our inability to attract and retain sellers and buyers, decreased buyer spending, increased competition, slowing overall growth of the e-commerce market, the emergence of alternative business models, changes in government policies and general economic conditions. We may also lose buyers and sellers for other reasons, such as a failure to deliver satisfactory customer or transaction experience or high-quality services. If we are unable to properly and prudently manage our operations as they continue to grow, or if the quality of our services deteriorates due to mismanagement, our brand name and reputation could be significantly harmed, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

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Our results of operations may fluctuate significantly as a result of a variety of factors, including those described above. As a result, historical period-to-period comparisons of our results of operations are not necessarily indicative of future period-to-period results. You should not rely on the results of a single fiscal quarter as an indication of our annual results or our future performance.

If we fail to effectively promote our business and attract new and retain current buyers and sellers, our business, results of operations and prospects may be materially and adversely affected.

We believe that the effective promotion of our business is of significant importance to our success. Enhancing our brand recognition in the e-commerce market is critical to increasing the quantity and depth of engagement of sellers and buyers with our platform, which, in turn, enhances the appeal and assortment of products and services to buyers. We have conducted and will continue to conduct various marketing and promotional activities, including through both digital channels and offline media, aimed at increasing the visibility of our business, the attractiveness of our platform for our sellers and buyers and the growth of buyer traffic on our websites and mobile apps. We cannot assure you, however, that these activities will be effective in achieving the intended promotional impact on our business. In addition, our buyers and sellers may have conflicting views regarding some of the new initiatives we introduce to improve our platform, which can diminish our attempts to maintain a positive network effect and negatively affect our buyer and seller base. Further, any negative publicity relating to our products or services, regardless of its veracity, could harm our reputation and cause buyers and sellers to leave our platform, which would have a material adverse effect on our business, financial condition and results of operations. If our marketing efforts are not successful in attracting new and retaining current buyers, our business, prospects, financial condition and results of operations could be materially and adversely affected.

We are subject to risks related to online transactions and payment methods.

We accept payments using a variety of methods, including credit card, debit card, PayPal, credit accounts (including promotional financing) and customer invoicing. As we offer new payment options to our customers, we may be subject to additional regulations, compliance requirements and fraud. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We are also subject to payment card association operating rules and certification requirements, including the Payment Card Industry Data Security Standard and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. As our business changes, we may also be subject to different rules under existing standards, which may require new assessments that involve costs above what we currently pay for compliance. If we fail to comply with the rules or requirements of any provider of a payment method we accept, if the volume of fraud in our transactions limits or terminates our rights to use payment methods we currently accept, or if a data breach occurs relating to our payment systems, we may, among other things, be subject to fines or higher transaction fees and may lose, or face restrictions placed upon, our ability to accept credit card and debit card payments from customers or to facilitate other types of online payments. If any of these events were to occur, our business, financial condition and operating results could be materially adversely affected.

We occasionally receive orders placed with fraudulent credit card data. We may suffer losses as a result of orders placed with fraudulent credit card data even if the associated financial institution approved payment of the orders. Under current credit card practices, we may be liable for fraudulent credit card transactions. We may also suffer losses from other online transaction fraud, including fraudulent returns. If we are unable to detect or control credit card or transaction fraud, our liability for these transactions could harm our business, financial condition and operating results.

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If we fail to maintain and enhance our brand, our business, prospects and results of operations may be materially and adversely affected.

We believe that maintaining and enhancing our brand is significantly important to the success of our business. A well-recognized brand is critical to increasing the number of buyers and sellers and the level of their engagement and, in turn, enhancing the attractiveness of our products and services to them. Despite conducting a number of brand promotion and recognition activities from time to time, we cannot assure you that these activities will be successful in the future or that we will be able to achieve the brand promotion effects that we expect. In addition, our competitors may increase the intensity of their marketing campaigns, which may force us to increase our advertising spend to maintain our brand awareness. If our brand is harmed or we are forced to increase our marketing expenses, our business, prospects, financial condition and results of operations could be materially and adversely affected.

We operate in a competitive market. If we fail to retain our current market position, our business and results of operations could be materially and adversely affected.

The markets for our products and services are competitive and rapidly evolving. The successful execution of our strategy depends on our ability to continuously attract and retain sellers and buyers, expand the market for our products and services, continue technological innovation and offer new capabilities to sellers and buyers. We have many competitors not only among other e-commerce companies, but also physical stores and a large and fragmented group of other offline retailers. We compete with these current and potential competitors for both sellers and buyers. From time to time, our buyers may decide not to continue purchasing products on our platform for various reasons, including choosing to shop in offline retail stores once more. Our sellers may also decide to switch to our competitors’ services. Some of our existing or potential competitors may have greater resources, capabilities and expertise in management, technology, finance, product development, sales, marketing and other areas. Further, the internet facilitates competitive entry and comparison shopping, which enhances the ability of new, smaller or lesser known businesses, including businesses from outside Cayman, to compete against us. As a result of these various types of current and potential competitors, we may fail to retain or may lose our current market position, we may fail to continue to attract new and maintain our existing buyers and sellers, and we may be required to increase our spending or maintain lower prices, which could materially and adversely affect our business, prospects, financial condition and results of operations.

If we are not able to respond successfully to technological or industry developments, including changes to the business models deployed in our industry, our business may be materially and adversely affected.

The e-commerce market is characterized by rapid technological developments, frequent launches of new products and services, changes in buyer needs and behavior and evolving industry standards. As a result, participants in the e-commerce industry constantly change their product offerings and business models and adopt new technologies to, among other things, increase cost efficiency and adapt to buyer preferences. There can be no assurances that our key competitors will not adopt a more effective business strategy than us or that our competitors will not be able to more quickly adapt to industry changes than we will. If we fail to successfully and timely respond to technological or industry developments, it could result in a loss of sellers and buyers, and our brand, business, prospects, financial condition and results of operations could be materially and adversely affected.

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We rely on many counterparties and third-party providers in our business, and the nonperformance or loss of a significant third-party provider through bankruptcy, consolidation, or otherwise, could adversely affect our operations.

We are party to agreements with third-party companies in various aspects of our business model, including the lessors of our fulfillment centers and various logistics providers. If we are unable to maintain or renew leases, or lease other suitable premises on acceptable terms, or if our existing leases are terminated for any reason (including in connection with a lessor’s loss of its ownership rights to such premises), or if a lease’s terms (including rental charges) are revised to our detriment, such matters could have a material adverse effect on our business, financial condition and results of operations. If these third parties do not comply with applicable legal or administrative requirements, were to default on their obligations, or if we lose a significant provider through bankruptcy, consolidation or otherwise, we may be subject to litigation with these third-party providers, fail to renew the respective agreements on commercially acceptable terms and, therefore, face the need of switching to new third-party providers, who may provide services to us at higher prices, and any of the following of which could have a material adverse effect on our business, prospects, financial condition and results of operations.

We may have difficulties with sourcing the products we sell through our Direct Sales business.

Besides connecting, and facilitating transactions between, buyers and sellers on our Marketplace, we sell products directly to our buyers through our Direct Sales business. In our Direct Sales business, we purchase and hold inventory of a selection of products in our fulfillment centers to be sold directly to buyers, and therefore are dependent on our suppliers we source the products from. There can be no assurance that we will be able to timely replace any of our suppliers in case their products are no longer available to us or otherwise procure the supply of products to our facilities to be sold through the Direct Sales business, which may adversely affect our business, prospects, financial condition and results of operations.

Computer viruses, undetected software errors and hacking may cause delays or interruptions on our systems and may reduce the use of our services and damage our brand reputation.

Our online systems, including our websites, mobile apps and our other software applications, products and systems, could contain undetected errors, or “bugs,” that could adversely affect their performance. While we regularly update and enhance our websites and IT platform and introduce new versions of our mobile apps, the occurrence of errors in any such updates or enhancements may cause disruptions in the provision of our services and may, as a result, cause us to lose market share, and our reputation and brand, business, prospects, financial condition and results of operations could be materially and adversely affected.

In addition, computer viruses and cyber security compromises have in the past, which to date have not been material, and may in the future cause delays or other service interruptions on our systems. However, we may be subject to hacking attempts by malicious actors who seek to gain unauthorized access to our information or systems or to cause intentional malfunctions, loss or corruption of data or leakages of our buyers’ and sellers’ personal data. While we employ various antivirus and computer protection software in our operations, we cannot provide any assurance that such protections will successfully prevent all hacking attempts (whether through the use of “denial of service” attacks or otherwise) or the transmission of any computer viruses which, if not prevented, could significantly damage our software systems and databases, cause disruptions to our business activities (including to our e-mail and other communications systems), result in security breaches and the inadvertent disclosure of confidential and/or sensitive information and hinder access to our platform.

We may incur significant costs to protect our systems and equipment against the threat of, and to repair any damage caused by, computer viruses and hacking. Moreover, if a computer virus or other compromise of our systems becomes highly publicized, our reputation could be materially damaged, resulting in a decrease in the use of our products and services. The inadvertent transmission of computer viruses could also expose us to liability and legal action, which may adversely affect our business, financial condition and results of operations.

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We may be unable to effectively communicate with our buyers and sellers through email, other messages or social media.

We rely on newsletters in the form of emails and other messaging services in order to promote our platform and inform our buyers of our product offerings and/or the status of their orders, or inform our sellers of any updates on the terms and conditions of the sale of their products on our Marketplace. Changes in how webmail services organize and prioritize emails could reduce the number of buyers and sellers opening our emails. For example, some webmail services offer tools and features that could result in our emails and other messages being shown as “spam” or as lower priority to our consumers, which could reduce the likelihood of consumers opening or responding positively to them. Actions by third parties to block, impose restrictions on, or charge for the delivery of emails and other messages, as well as legal or regulatory changes with respect to “permission-based marketing” or generally limiting our right to send such messages or imposing additional requirements on our ability to conduct email marketing or send other messages, could impair our ability to communicate with our buyers and sellers. If we are unable to send emails or other messages to our buyers and sellers, if such messages are delayed or if buyers and sellers do not receive or decline to open them, we would no longer be able to use this free marketing channel. This could impair our marketing efforts or make them more expensive if we have to increase spending on paid marketing channels to compensate and as a result, our business could be adversely affected.

Additionally, malfunctions of our email and messaging services could result in erroneous messages being sent and buyers and sellers no longer wanting to receive any messages from us. Furthermore, our process of obtaining consent from our buyers to receive newsletters and other messages from us and to allow us to use their data may be insufficient or invalid. As a result, such individuals or third parties may accuse us of sending unsolicited advertisements and other messages, and our use of email and other messaging services could result in claims against us.

Since we also rely on social media to communicate with our buyers, changes to the terms and conditions of relevant providers could limit our ability to communicate through social media. These services may change their algorithms or interfaces without notifying us, which may reduce our visibility. In addition, there could be a decline in the use of such social media by our buyers, in which case we may be required to find other, potentially more expensive, communication channels.

An inability to communicate through emails, other messages or social media could have a material adverse effect on our business, prospects, financial condition and results of operations.

Our business requires significant capital investments and a high level of working capital to sustain our operations and business growth.

We require significant capital investments in our business which consist of building and setting up warehouse facilities, technology, sorting and other types of equipment. These investments support both our existing business and anticipated growth. Forecasting projected volume involves many factors which are subject to uncertainty, such as general economic trends, changes in governmental regulation and competition. If we do not accurately forecast our future capital investment needs, we could have excess capacity or insufficient capacity, either of which would negatively affect our revenues and profitability. In addition to forecasting our capital investment requirements, we adjust other elements of our operations and cost structure in response to adverse economic conditions; however, these adjustments may not be sufficient to allow us to maintain our operating margins.

Our strategic investments or acquisitions may be unsuccessful.

We have acquired, and may continue to acquire other assets, technologies, products and businesses that are complementary to our existing business or otherwise. We may also enter into strategic partnerships or cooperation agreements with other businesses to expand our marketplace. Negotiating these transactions can be time-consuming, challenging and expensive, and our ability to close these transactions may often be subject to regulatory approvals that are beyond our control. In addition, investments and acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, significant amortization expenses related to intangible assets, significant diversion of management attention and exposure to potential unknown liabilities of the acquired business. Moreover, the cost of identifying and consummating investments and acquisitions and integrating the acquired businesses into ours may be significant, and the integration of acquired businesses may be disruptive to our existing business operations. Consequently, these transactions, even if undertaken and announced, may not close. For one or more of those transactions, we may issue additional equity securities that would dilute our shareholders’ ownership interest, use cash that we may need in the future to operate our business, incur debt on terms unfavorable to us or that we are unable to repay, incur expenses or substantial liabilities, encounter difficulties retaining key employees of the acquired company or integrating diverse software codes or business cultures, encounter difficulties in assimilating acquired operations, encounter diversion of management’s attention to other business concerns, and become subject to adverse tax consequences, substantial depreciation, impairment losses, or deferred compensation charges. If our investments and acquisitions are not successful, our business, financial condition, results of operations and prospects may be materially and adversely affected.

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We may be subject to product liability claims when people or property are harmed or damaged by the products that are sold on our platform.

We are exposed to product liability or food safety claims relating to personal injury or illness, death or environmental or property damage caused by the products that are sold by us or through our Marketplace, and we do not maintain any insurance with respect to such product liability. As the products offered by us or through our Marketplace are manufactured by third parties, we have only limited control over the quality of these products. In addition, we cannot always effectively prevent our sellers from selling harmful or defective products on our Marketplace, which could cause death, disease or injury to our buyers or damage their property. We may be seen as having facilitated the sale of such products and may be forced to recall such products. Under our Direct Sales model, where we act directly as seller, we may also have to recall harmful products.

Although we require that our sellers only offer products that comply with the existing product safety rules and monitor such compliance, we may not be able to detect, enforce or collect sufficient damages for breaches of such agreements. In addition, any negative publicity resulting from product recalls or the assertion that we sold defective products could damage our brand and reputation. Any material product liability, food safety or other claim could have an adverse effect on our business, prospects, results of operations and financial condition.

We depend upon talented employees, including our senior management and IT specialists, to grow, operate and improve our business, and if we are unable to retain and motivate our personnel and attract new talent, we may not be able to grow effectively.

Our success depends on our continued ability to identify, hire, develop, motivate and retain talented employees. Our ability to execute and manage our operations efficiently is dependent upon contributions from all of our employees. Competition for senior management and key IT personnel is intense, and the pool of qualified candidates is relatively limited. From time to time, some of our key personnel may choose to leave our company for various reasons, including personal career development plans or alternative compensation packages. An inability to retain the services of our key personnel or properly manage the working relationship among our management and employees may expose us to legal or administrative action or adverse publicity, which could adversely affect our reputation, business, prospects, financial condition and results of operations.

Training new employees with no prior relevant experience could be time consuming and requires a significant amount of resources. We may also need to increase the compensation we pay to our employees from time to time in order to retain them. If competition in our industry intensifies, it may be increasingly difficult for us to hire, motivate and retain highly skilled personnel due to significant market demand. If we fail to attract additional highly skilled personnel or retain or motivate our existing personnel, we may be unable to pursue growth, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

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Employee misconduct is difficult to determine and detect and could harm our reputation and business.

We face a risk that may arise out of our employees’ lack of knowledge or willful, negligent or involuntary violations of laws, rules and regulations or other misconduct. Misconduct by employees could involve, among other things, the improper use or disclosure of confidential information (including trade secrets), embezzlement or fraud, any of which could result in regulatory sanctions or fines imposed on us, as well as cause us serious reputational or financial harm. We have experienced fraudulent misconduct by employees in the past, which to date has not caused any material harm to our business. However, any such further misconduct in the future may result in unknown and unmanaged risks and losses. We have internal audit, security and other procedures in place that are designed to monitor our employees’ conduct. However, despite these controls and procedures there can be no assurance that we will discover employee misconduct in a timely and effective manner, if at all. It is not always possible to guard against employee misconduct and ensure full compliance with our risk management and information policies. The direct and indirect costs of employee misconduct can be substantial, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

Natural disasters, pandemics, epidemics, acts of war, terrorist attacks and other events could materially and adversely affect our business.

Severe weather conditions and other natural or man-made disasters, including storms, floods, fires, earthquakes, epidemics, pandemics, conflicts, unrest, or terrorist attacks, may disrupt our business and result in decreased revenues. Customers may reduce their demand for logistics services or shipments, or our costs to operate our business may increase, either of which could have a material adverse effect on us. Any such event affecting one of our major facilities could result in a significant interruption in or disruption of our business, financial condition and results of operations.

Trade restrictions could materially and adversely affect our business, financial condition and results of operations.

Our cross-border logistics services may be affected by trade restrictions implemented by countries or territories in which our customers are located or in which our customers’ products are manufactured or sold.

For example, we are subject to risks relating to changes in trade policies, tariff regulations, embargoes or other trade restrictions adverse to our customers’ business. Actions by governments that result in restrictions on movement of parcel or otherwise could also impede our ability to carry out our cross-border ecommerce solutions and logistics services. In addition, international trade and political issues, tensions and conflicts may cause delays and interruptions to cross-border transportation and result in limitations on our insurance coverage. If we are unable to connect our global customers in our marketplace or provide solutions to transports parcel to and from countries with trade restrictions in a timely manner or at all, our business, financial condition and results of operations could be materially and adversely affected.

Significant merchandise refunds and product warranty claims could have a material adverse effect on our business.

We allow our customers to claim refunds or product warranties for our 1P sales subject to our return policy. See “Business—Logistics Network and Value-added Services—Warranties and Refunds.” If merchandise returns and product warranty claims are significant, our business, financial condition and results of operations could be harmed. Further, we modify our policies relating to returns and warranties from time to time, which may result in customer dissatisfaction or an increase in the number of product returns. Many of our products are large and require special handling and delivery. From time to time our products are damaged in transit, which can increase return rates and harm our brand.

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Under the strong supervision of the government, our business may be controlled.

The Company’s business segments may be subject to various government and regulatory interference in the provinces in which they operate. The Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Furthermore, it is uncertain when and whether the Company will be required to obtain permission from the government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

Risks Related to the Offering and Our Ordinary Shares

The initial public offering price of our Ordinary Shares may not be indicative of the market price of our Ordinary Shares after this offering. In addition, an active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained, and our share price may be volatile.

Prior to the completion of this offering, our Ordinary Shares were not traded on any market. Any active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained after this offering. Active, liquid and orderly trading markets usually result in less price volatility and more efficiency in carrying out investors’ purchase and sale orders. The market price of our Ordinary Shares could vary significantly as a result of a number of factors, some of which are beyond our control. In the event of a drop in the market price of our Ordinary Shares, you could lose a substantial part or all of your investment in our Ordinary Shares. The initial public offering price will be determined by us, based on numerous factors and may not be indicative of the market price of our Ordinary Shares after this offering. Consequently, you may not be able to sell our Ordinary Shares at a price equal to or greater than the price paid by you in this offering.

The following factors could affect our share price:

●	our operating and financial performance;
●	quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and revenues;
●	the public reaction to our press releases, our other public announcements and our filings with the SEC;
●	strategic actions by our competitors;
●	changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;
●	speculation in the press or investment community;
●	the failure of research analysts to cover our Ordinary Shares;
●	sales of our Ordinary Shares by us or other shareholders, or the perception that such sales may occur;
●	changes in accounting principles, policies, guidance, interpretations or standards;
●	additions or departures of key management personnel;

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●	actions by our shareholders;
●	domestic and international economic, legal and regulatory factors unrelated to our performance; and
●	the realization of any risks described under this “Risk Factors” section.

The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Ordinary Shares. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, diver our management’s attention and resources and harm our business, operating results and financial condition.

There may not be an active, liquid trading market for our Ordinary Shares.

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. An active trading market for our Ordinary Shares may not develop or be sustained following this offering. You may not be able to sell your shares at the market price, if at all, if trading in our shares is not active. The initial public offering price was determined by negotiations between us and our advisors based upon a number of factors. The initial public offering price may not be indicative of prices that will prevail in the trading market.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on a price appreciation of the Ordinary Shares for a return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the Ordinary Shares as a source for any future dividend income.

A sale or perceived sale of a substantial number of our Ordinary Shares may cause the price of our Ordinary Shares to decline.

If our shareholders sell substantial amounts of our Ordinary Shares in the public market, the market price of our Ordinary Shares could fall. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to short our Ordinary Shares. These sales also make it more difficult for us to sell equity-related securities in the future at a time and price that we deem reasonable or appropriate.

There can be no assurance that we will not be a passive foreign investment company (“PFIC”) for United States federal income tax purposes for any taxable year, which could subject United States holders of our Ordinary Shares to significant adverse United States federal income tax consequences.

A non-United States corporation will be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year if either (i) at least 75% of its gross income for such taxable year is passive income or (ii) at least 50% of the value of its assets (based on average of the quarterly values of the assets) during such year is attributable to assets that that produce or are held for the production of passive income. Based on the current and anticipated value of our assets and the composition of our income assets, we do not expect to be a PFIC for United States federal income tax purposes for our current taxable year ended December 31, 2021 or in the foreseeable future. However, the determination of whether or not we are a PFIC according to the PFIC rules is made on an annual basis and depend on the composition of our income and assets and the value of our assets from time to time. Therefore, changes in the composition of our income or assets or value of our assets may cause us to become a PFIC. The determination of the value of our assets (including goodwill not reflected on our balance sheet) may be based, in part, on the quarterly market value of Ordinary Shares, which is subject to change and may be volatile.

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The classification of certain of our income as active or passive, and certain of our assets as producing active or passive income, and hence whether we are or will become a PFIC, depends on the interpretation of certain United States Treasury Regulations as well as certain IRS guidance relating to the classification of assets as producing active or passive income. Such regulations guidance is potentially subject to different interpretations. If due to different interpretations of such regulations and guidance the percentage of our passive income or the percentage of our assets treated as producing passive income increases, we may be a PFIC in one of more taxable years.

If we are a PFIC for any taxable year during which a United States person holds Ordinary Shares, certain adverse United States federal income tax consequences could apply to such United States person.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

We are classified as an “emerging growth company” under the JOBS Act. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, (ii) comply with any new requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (iii) provide certain disclosure regarding executive compensation required of larger public companies, or (iv) hold nonbinding advisory votes on executive compensation. We will remain an emerging growth company for up to five years, although we will lose that status sooner if we have more than $1.235 billion of revenues in a fiscal year, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

To the extent that we rely on any of the exemptions available to emerging growth companies, you will receive less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies. If some investors find our Ordinary Shares to be less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Pursuant to Section 404 of the Sarbanes-Oxley Act, we will be required to file a report by our management on our internal control over financial reporting, including an attention report on internal control over financial reporting issued by our independent registered public accounting firm. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. The presence of material weakness in internal control over financial reporting could result in financial statement errors, which, in turn, could lead to error our financial reports and/or delays in our financial reporting, which could require us to restate our operating results. We might not identify one or more material weaknesses in our internal controls in connection with evaluating our compliance with Section 404 of the Sarbanes-Oxley Act. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting. We will need to expend significant resources and provide significant management oversight. Implementing any appropriate changes to our internal controls may require specific compliance training of our directors and employees, entail substantial costs in order to modify our existing accounting systems, take a significant period of time to complete and divert management’s attention from other business concerns. These changes may not, however, be effective in maintaining the adequacy of our internal control.

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If we are unable to conclude that we have effective internal controls over financial reporting, investors may lose confidence in our operating results, the price of the Ordinary Shares could decline and we may be subject to litigation or regulatory enforcement actions. In addition, if we are unable to meet the requirements of Section 404 of the Sarbanes-Oxley Act, the Ordinary Shares may not be able to remain listed on the exchange.

As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, which may limit the information publicly available to our shareholders.

As a foreign private issuer, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and therefore there may be less publicly available information about us than if we were a U.S. domestic issuer. For example, we are not subject to the proxy rules in the United States and disclosure with respect to our annual general meetings will be governed by Cayman requirements. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Ordinary Shares.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq listing standards that allow us to follow Cayman law for certain governance matters. Certain corporate governance practices in the Cayman may differ significantly from corporate governance listing standards as, except for general fiduciary duties and duties of care, Cayman law has no corporate governance regime which prescribes specific corporate governance standards. Currently, we do not intend to rely on home country practice with respect to our corporate governance after we complete with this offering. However, if we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would have under corporate governance listing standards applicable to U.S. domestic issuers.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman law.

We are an exempted company incorporated under the laws of the Cayman. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act (Revised) of the Cayman and the common law of the Cayman. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman law are to a large extent governed by the common law of the Cayman. The common law of the Cayman is derived in part from comparatively limited judicial precedent in the Cayman as well as from the common law of Cayman, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman. The rights of our shareholders and the fiduciary duties of our directors under Cayman law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman. In addition, Cayman companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

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We are an exempted company incorporated under the laws of the Cayman. Shareholders of Cayman exempted companies have no general rights under Cayman law to inspect corporate records or to obtain copies of lists of shareholders of these companies. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman company and substantially all of our assets are located outside of the United States. In addition, substantially all of our current directors and officers are nationals and/or residents of countries other than the United States. All or a substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of the company’s listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by the Public Company Accounting Oversight Board (“PCAOB”), an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our public offering will be relatively small, and our company’s insiders will hold a large portion of the company’s listed securities. Nasdaq might apply the additional and more stringent criteria for our initial and continued listing, which might cause delay or even denial of our listing application.

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If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Capital Market, although we exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We will seek to have our securities approved for listing on the Nasdaq Capital Market upon consummation of this offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our securities are listed on the Nasdaq Capital Market, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market.

In addition, following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market does not list our securities or subsequently delists our securities from trading, we could face significant consequences, including:

●	limited availability for market quotations for our securities;
●	reduced liquidity with respect to our securities;
●	a determination that our Ordinary Share is a “penny stock,” which will require brokers trading in our Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Share;
●	limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

The market price of our ordinary shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The public offering price for our ordinary shares will be determined through negotiations between the underwriters and us and may vary from the market price of our ordinary shares following our public offering. If you purchase our ordinary shares in our public offering, you may not be able to resell those shares at or above the public offering price. We cannot assure you that the public offering price of our ordinary shares, or the market price following our public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our public offering. The market price of our ordinary shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;
●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;
●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;
●	announcements by us or our competitors of significant services or features, technical innovations, acquisitions, strategic relationships, joint ventures, or capital commitments;
●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;
●	lawsuits threatened or filed against us; and
●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

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In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. In the event that we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

We have broad discretion in the use of the net proceeds from our public offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our public offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our public offering in a manner that does not produce income or that loses value. As of the date of this Prospectus, Management has not determined the types of businesses that the Company will target or the terms of any potential acquisition.

We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

Upon completion of this offering, we will become a public company in the United States. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, Sarbanes-Oxley and rules and regulations implemented by the SEC and the Nasdaq Capital Market require significantly heightened corporate governance practices for public companies. We expect that these rules and regulations will increase our legal, accounting and financial compliance costs and will make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized U.S. public companies. In the event that we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us and the market price of our ordinary shares could decline.

Our international operations are subject to a variety of legal, regulatory, political and economic risks.

Our international activities are significant to our revenues and profits, and we plan to further expand internationally. In certain international market segments, we have relatively little operating experience and may not benefit from any first-to-market advantages. It is costly to establish, develop, and maintain international operations, and promote our brand internationally. Our international operations may not become profitable on a sustained basis.

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In addition, our international sales and operations are subject to a number of risks, including:

●	local economic, inflation and political conditions;
●	government regulation (such as regulation of our product and service offerings and of competition); restrictive governmental actions (such as trade protection measures, including export duties and quotas and custom duties and tariffs); nationalization; and restrictions on foreign ownership;
●	restrictions on sales or distribution of certain products or services and uncertainty regarding liability for products, services, and content, including uncertainty as a result of less Internet-friendly legal systems, local laws, lack of legal precedent, and varying rules, regulations, and practices regarding the physical and digital distribution of media products and enforcement of intellectual property rights;
●	business licensing or certification requirements;
●	limitations on the repatriation and investment of funds and foreign currency exchange restrictions;
●	limited fulfillment and technology infrastructure;
●	potential impact of the COVID-19 pandemic on our business operations and the economy in globally;
●	shorter payable and longer inventory and receivable cycles and the resultant negative impact on cash flow;
●	laws and regulations regarding consumer and data protection, privacy, network security, encryption, payments, advertising, and restrictions on pricing or discounts;
●	lower levels of use of the Internet;
●	lower levels of consumer spending and fewer opportunities for growth compared to the U.S., Europe, Japan or the Cayman;
●	difficulty in staffing, developing, and managing foreign operations as a result of distance, language, and cultural differences;
●	different employee/employer relationships and the existence of works councils and labor unions;
●	differing labor regulations where labor laws may be more advantageous to employees as compared to the U.S. and the other jurisdictions we operate in;
●	compliance with the U.S. Foreign Corrupt Practices Act and other applicable U.S. and foreign laws prohibiting corrupt payments to government officials and other third parties;
●	laws and policies of the U.S. and other jurisdictions affecting trade, foreign investment, loans, and taxes; and geopolitical events, including pandemic, war and terrorism.

As international physical, ecommerce, and omni-channel retail and other services grow, competition will intensify, including through adoption of evolving business models. Local companies may have a substantial competitive advantage because of their greater understanding of, and focus on, the local customer, as well as their more established local brand names. The inability to hire, train, retain, and manage sufficient required personnel may limit our international growth.

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INDUSTRY AND MARKET DATA

This prospectus contains estimates, projections and other information concerning our industry, our business, and the markets for our product candidates. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources. While we believe our internal company research as to such matters is reliable, it has not been verified by any independent source.

In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

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USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $            million after deducting estimated underwriting discounts and commissions and the estimated offering expenses payable by us and based upon an assumed initial offering price of $            per ordinary share (excluding any exercise of the underwriters’ over-allotment option).

A $            increase (decrease) in the assumed initial public offering price of $            per share would increase (decrease) the net proceeds to us from this offering by approximately $            million, after deducting the estimated underwriting discounts and commissions and estimated aggregate offering expenses payable by us and assuming no change to the number of ordinary share offered by us as set forth on the cover page of this prospectus, provided, however, that in no case would we decrease the initial public offering price to less than $            per share.

Description of Use	Estimated Amount of Net Proceeds (US $)	Percentage
Technical research and development investment		40%
Market Promotion and Brand Building		30%
Business expansion and strategic layout		20%
Team building and talent recruitment		10%

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have some flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not imminently used for the above purposes, we intend to invest in short-term, interest-bearing bank deposits or debt instruments.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock, and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future.

We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business.

Any future determination to pay dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend upon, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

From time to time, we may also enter into other loan or credit agreements or similar borrowing arrangements that may further restrict our ability to declare or pay dividends on our common stock. Our board of directors will have sole discretion in making any future determination to pay dividends, subject to applicable laws, taking into account, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

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CAPITALIZATION

The following table sets forth our capitalization as of Dec 31, 2024 as follows:

●	on an actual basis; and

●	on an adjusted basis to reflect the sale of ordinary shares in this offering, at an assumed initial public offering price of $ per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The adjustments reflected below are subject to change and are based upon available information and certain assumptions that we believe are reasonable. Total shareholders’ equity and total capitalization following the completion of this offering are subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this capitalization table in conjunction with “Use of Proceeds,” “Summary Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

As of December 31, 2024
	Actual	Pro Forma As Adjusted
Shareholder’s Equity:
Ordinary shares, US$0.0001 par value per share
Statutory reserves
Additional paid-in capital
Retained earnings
Accumulated other comprehensive loss
Total shareholders’ equity
Total capitalization

(1)	Gives effect to the sale of Ordinary Shares in this offering at an assumed initial public offering price of $ per share and reflects the application of the proceeds after deducting the underwriting discounts, non-accountable expense allowance and our estimated offering expenses.

(2)	Pro forma adjusted additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting discounts and non-accountable expense allowance, and other expenses. We expect to receive net proceeds of approximately $ ($ offering, less underwriting discounts of $ , non-accountable expense allowance of $ , accountable expenses of $ and offering expenses of $ ).

Each $1.00 increase (decrease) in the assumed initial public offering price of $ per Ordinary Share would increase (decrease) the pro forma as adjusted amount of total capitalization by $            million, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. An increase (decrease) of one million in the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of total capitalization by $            million, assuming no change in the assumed initial public offering price per Ordinary Share as set forth on the cover page of this prospectus.

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CORPORATE HISTORY AND STRUCTURE

Corporate History

Feitu Shanglian Cloud Information Technology Co., Ltd, a Cayman company established on September 8, 2025, is the issuer of the ordinary shares provided in this prospectus. Prior to this issuance and transaction (see the definition below), all our business operations were conducted through Feitu Shanglian Cloud Information Technology Co., Ltd.

Corporate Structure

The following chart illustrates our corporate structure, including our subsidiaries, as of the date of this prospectus. The percentages shown on the following chart represent percentages of equity ownership:

（The picture of Corporate Structure）

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Our Company

Feitu Group is a "big data+technology" company, creating a one-stop local life service platform. The business covers online Internet resource aggregation and offline branch channel integration.

Its specific business segments are extremely rich, covering:

Take-out and running errands to provide users with convenient life assistance;

Commercial supermarket and the factory direct power suppliers, so that users can obtain rich and affordable goods;

City and housekeeping services to meet the daily maintenance needs of families;

Air tickets, train tickets, scenic spots tickets, hotel reservations, to provide convenience for travelers;

Drive, ride, and get a car online to solve the traffic problem of users;

Life payment, leisure and entertainment, medical treatment and medicine purchase, charging and refueling, travel and ticket purchase, etc., cover all aspects of life.

At the same time, the business map is further extended to multiple fields:

Radio and TV 5G communication service: Join hands with radio and TV organizations to launch a 5G communication package, covering basic communication services such as traffic, voice, SMS, etc., and provide exclusive discounts in combination with local life scenes to create a convenient communication experience for users.

Sharing fast charging charging treasure: share fast charging equipment in public places such as shopping malls, restaurants and transportation hubs, and realize real-time monitoring and efficient scheduling of equipment status through self-developed intelligent operation and maintenance system to solve the battery life anxiety of users' mobile devices.

Domestic trade and foreign trade business: deepen the field of special commodities such as wine, build its own brand such as "Feitu wine", and expand the domestic trade market by relying on online platforms and offline branches; At the same time, with the help of the international equity structure and the advantages of Hong Kong hub, we will actively carry out foreign trade business and push high-quality liquor products and other special commodities to the global market.

AI learning machine: Introduce AI learning machine products for different age groups, integrate big data analysis and artificial intelligence technology, and realize personalized learning content recommendation, intelligent homework guidance and other functions to help users improve their learning efficiency.

AI application services: develop diversified AI applications around local life scenes, such as intelligent customer service system to achieve 7×24 hours efficient response, AI marketing tools to accurately push potential customers for businesses,

AI housekeeping scheduling system optimizes the matching efficiency of service personnel, and deeply empowers the whole service chain through AI technology.

In addition, it also includes big data, cloud computing, blockchain, artificial intelligence and other technological applications about local life services, and improves service efficiency and quality through technological empowerment.

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Our History and Development

1. Creation and initial development

Feitu Group was formally established on March 8, 2023, positioning itself as a one-stop local life service platform of "big data+technology". The company is committed to improving the quality and efficiency of local life services through technological innovation, especially by combining big data, artificial intelligence and blockchain technology to provide diversified life service products.

Founder background:

Jialin Zong, the founder of Feitu Group, has rich industry experience. From construction site management to department store management, to network car management and the establishment of daily chemical factory, his career has spanned many industries. The founder's keen insight into the market and rich management experience have become the core competitiveness of Feitu Group.

2. Early market breakthrough and accumulation

Feitu Group gradually expanded its market by integrating online and offline channels in the early days. At this stage, Feitu Group launched a number of business modules including take-away, running errands, supermarket e-commerce, online car rental, etc. around the needs of local life services, and achieved the following breakthroughs:

User satisfaction improvement: The company improved the passenger satisfaction of the platform from 65% to 90% by optimizing the service process and user experience.

Increased market share: In the highly competitive local market, the market share of Feitu Group jumped from 10% to 35%.

Technological innovation and patents: A number of technological innovations were introduced, and related patents such as charging treasure cabinet were obtained, further enhancing the market competitiveness.

3. Diversified business layout and regional expansion

With the successful layout of Feitu Group, the company began to expand to other regions, especially large and medium-sized cities. Its development path presents a trend of diversification and regional deep cultivation. The company increased investment in product innovation, supply chain optimization and technology research and development, and successfully launched several new business modules:

Shared fast charging equipment: The shared fast charging charging treasure project was developed and laid out, providing convenient charging service in public places, and solving the problem of "battery life anxiety" of users.

Foreign Trade of Liquor and Specialty Commodities: With the help of international equity structure, Feitu Group expands the foreign trade market of specialty commodities such as liquor through online platforms and offline branches.

Regional expansion: In the first year after its establishment, Feitu Group successfully expanded its business in three new cities, rapidly expanded its market share and accumulated valuable brand influence and market resources.

4. Technological innovation and core competitiveness

Feitu Group pays special attention to technology research and development, and constantly promotes product iterative upgrade on the basis of intelligence and data:

Feitu brain AI system: Feitu Group continuously optimizes its "Feitu brain" AI decision-making system to improve service efficiency and accuracy through big data and artificial intelligence.

Application of blockchain technology: invest in research and development of blockchain technology, optimize supply chain management and user data security, and enhance the transparency and trust of the platform.

At the same time, Feitu Group is committed to strengthening the construction of its technology research and development team, attracting top technical talents and ensuring uninterrupted technological innovation.

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5. Capital operation and financing

In order to accelerate the development, Feitu Group plans to raise funds by increasing capital and shares to raise funds for technology research and development, marketing and team building. The planned investment will reach US$ 200 million, of which:

40% is used for technology research and development: it is mainly used to upgrade existing core technologies, such as Feitu brain AI system and blockchain application.

30% is used for marketing and brand building: expanding brand influence and expanding domestic and foreign markets.

20% is used for team expansion and organizational capacity improvement: strengthening management team and execution, especially in new market expansion.

6. Follow-up development path and goal

Strategic goal: Feitu Group plans to be listed on Nasdaq in 2026 and become a leading enterprise in the field of digital life services. Listing will bring the company stronger capital support and brand exposure, and further enhance the market competitiveness.

Future expansion direction:

Market expansion: continue to expand the market layout of large and medium-sized cities, and actively explore international business.

Product innovation: Introduce more innovative services that meet users' needs, such as health management and smart home, to enhance users' loyalty.

Technology empowerment: further integrate AI, blockchain and other technologies to achieve the ultimate application in various businesses, improve platform efficiency and reduce costs.

summary

With the rich experience and keen market insight of its founders, Feitu Group has gradually expanded from the localized operation at the beginning of its establishment to the regional market, and the continuous advancement of technological innovation, product optimization and team building has made it stand out from the fierce competition. With the further layout of the company in capital, technology and market,Feitu Group is expected to become a leading enterprise in the local life service industry and move towards a new stage of globalization.

Major Factors Affecting Our Results of Operations

The main factors affecting our business results can be considered from many aspects, and the following are several key factors:

1. Market demand and consumer behavior

Description: The demand of consumers directly determines the market capacity and profit space of the platform. If the consumer demand changes or the market trend is unfavorable, it may lead to a decline in the service demand of the platform, which in turn will affect the operating results. Especially with the constant changes of consumer preferences (such as preference for personalization, online convenience, etc.), if we fail to adjust our strategy in time, we may miss market opportunities.

Impact: Failure to accurately capture and predict changes in market demand may lead to the disconnection between service content and market demand, thus affecting sales and revenue growth.

2. Brand image and customer loyalty

Description: Brand image is very important to users' choice and purchase decision, especially in the competitive market environment. Brand awareness, reputation and users' sense of identity with the brand directly affect users' loyalty and repurchase rate. If our brand image is damaged or the customer experience is poor, it may lead to the loss of users and affect the long-term operating results of the platform.

Impact: The promotion of brand image can not only increase market share, but also bring more word-of-mouth marketing and user recommendation, and enhance the market competitiveness of the platform.

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3. Technological innovation and platform upgrade

Description: Technology is one of the core driving forces to promote the development of the platform. The technical capability of the platform determines the service efficiency, user experience and operating cost. If we don't invest enough in technology research and development, data analysis, intelligent recommendation, etc., the platform service may lag behind our competitors, thus losing market advantage.

Impact: Technological innovation can improve efficiency, reduce costs and optimize user experience, thus improving the overall profitability of the platform. If technology can't keep up, it may face technical debt, reduce market competitiveness and affect operating results.

4. Supply chain management

Description: The supply chain of the platform (such as commodity supply, distribution service, etc.) is very important for providing efficient and high-quality services. The stability of suppliers, the efficiency of logistics distribution, price fluctuation and other factors directly affect the operating cost and service quality of the platform. Problems in any link in the supply chain will lead to untimely service and customer dissatisfaction, thus affecting the overall business performance of the platform.

Impact: Optimizing supply chain management and establishing long-term cooperative relations with stable suppliers will help reduce costs and improve service quality, thus improving operating efficiency.

5. Changes in industry regulations and policies

Description: Changes in industry regulations and policies have a direct impact on the platform's business activities, especially in data privacy, tax policies and labor laws. If policy changes are not dealt with in time or compliance management is not in place, it may lead to legal risks and even affect normal operations.

Impact: Compliance management can avoid the risk of fines or closure, and at the same time enhance the credibility of enterprises and the trust of customers, thus promoting the stability of long-term operation.

6. Talent management and organizational efficiency

Description: Efficient team and talent management is one of the core factors for the success of the platform. The internal management level of the company, the enthusiasm of employees and the innovative ability of technical teams all have an important impact on the operational efficiency and market response speed of the platform. Brain drain, poor teamwork or poor management may all lead to low operational efficiency and ultimately affect operating results.

Impact: Efficient talent management and training can not only enhance the productivity and creativity of employees, but also ensure that the platform can quickly respond to changes in market demand and enhance the overall competitiveness.

7. Competitive situation

Description: The competitive environment faced by the platform, especially the competition with other similar platforms and industry giants, directly affects our market share and profitability. Competitors' pricing strategies, marketing and technological innovation will all pose a threat to us.

Impact: If competitors have greater advantages in a certain aspect (such as price, service quality, technology, etc.), it may lead to the loss of our customers or the decline of profitability. Therefore, it is the key to maintain competitiveness and conduct differentiated competition in the market.

8. Financial management and capital chain stability

Description: The financial health of the platform is the basis for ensuring long-term operation. Effective financial management, including cost control, cash flow management and financing ability, determines whether the platform can operate stably and expand market share. If there is a problem in the capital chain, the platform may face failure to pay operating costs, limited expansion or even operational crisis.

Impact: Good financial management can not only ensure the normal operation of enterprises, but also provide financial support for company expansion and technology research and development, thus promoting the long-term development of the platform.

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9. Marketing promotion and marketing strategy

Description: Marketing promotion and marketing strategy are the keys to attract new users, maintain old users and increase user stickiness. Through accurate advertising, brand communication and promotion activities, the exposure and user conversion rate of the platform can be effectively improved. If the marketing strategy is improper, it may lead to waste of resources and even damage the brand image of the platform.

Impact: Through efficient marketing, we can enhance the user base of the platform, promote revenue growth, and then enhance the market position and profitability of the platform.

10. External economic environment

Description: Macroeconomic environment, such as inflation, GDP growth and policy changes, has a direct impact on consumers' purchasing power and consumption habits. For example, during the economic recession, consumers may reduce their expenses, resulting in a decline in the service demand of the platform. On the contrary, the economic recovery period may bring about an increase in market demand.

Impact: Changes in the external economic environment may affect consumers' consumption confidence and the income level of the platform. Therefore, the platform needs to have the ability of flexible adjustment to cope with changes in the economic environment.

Summary:

The main factors affecting our business results include market demand, brand image, technological innovation, supply chain management, industry regulations, talent management, competitive situation, financial management, marketing and external economic environment. By optimizing these key factors and maintaining flexibility and coping ability, we can improve the competitiveness and profitability of the platform and ensure steady development and long-term success.

Our Marketing and Sales

To improve the marketing and sales effect, we can start from the following aspects:

1. Accurately locate the target users

Methods: Using big data and AI algorithm to analyze user behavior, deeply understand the needs and preferences of target groups, and ensure that the advertisements and services we push are highly compatible with their needs.

For example, by analyzing users' search history, browsing behavior, social media interaction and other information, we can accurately push products or services that they may be interested in, thus improving the conversion rate.

2. Online advertising

Methods: Accurate advertisements were placed through search engines, social media platforms and video platforms, and personalized recommendations were made by using user interest tags and behavior analysis.

For example, on social platforms such as WeChat, Weibo and Tik Tok, special services and preferential activities of the platform are accurately pushed through information flow advertisements, attracting potential users to click and turn them into actual purchases.

3. Content Marketing and Social Interaction

Methods: Publish high-quality life service related content in official website and social media platforms to attract users' attention and improve brand awareness and user stickiness.

For example: release food recommendations, travel guides, life tips and other content, and increase exposure with hot topics. At the same time, invite well-known bloggers or KOL to cooperate, promote platform services and interact with users to increase users' sense of participation and loyalty.

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4. Event marketing and preferential strategies

Methods: Regular promotional activities, such as holiday promotion, shopping festival and limited time discount, were held to attract users to participate and spend. Stimulate users to register, share and repurchase through reward mechanism.

For example, during large shopping festivals such as "double 11" and "618", preferential activities such as full reduction, discount, and cash back of consumption were launched to attract new users and encourage old users to buy again.

5. Word of mouth marketing and user recommendation

Methods: Encourage users to evaluate and share, establish a user evaluation system, and encourage users to spread word of mouth through reward mechanism. Recommend new users through old users and expand the user base.

For example, the "old with new" recommendation reward mechanism is set up. After old users recommend new users to register and spend, both parties can get points or coupons to encourage users to actively share the platform.

6. Cooperation and joint marketing

Methods: Cooperate with famous brands or cross-border partners for joint marketing. By sharing resources, user traffic and brand influence, we will jointly enhance market influence.

For example, we cooperated with the winery to launch a series of co-branded wines, and promoted alcoholic products through the global service network of Flying Rabbit Business Association; Cooperate with financial institutions to launch platform consumer financial products to attract more users to participate.

7. Offline promotion and brand exposure

Methods: Enhance the brand's local popularity through offline promotion activities. Choose shopping malls, communities, office buildings and other places with large traffic to carry out promotional activities to improve user participation.

For example, hold product experience activities in shopping malls, office buildings and other places, provide on-site coupons and experience services, directly interact with users, and enhance users' trust and goodwill on the platform.

8. Optimize customer service and after-sales experience

Methods: A professional customer service team was established to solve users' consultation and after-sales problems in time, improve users' satisfaction and loyalty, and promote re-purchase.

For example, in the process of user experience, set up 24-hour customer service to deal with users' questions and complaints. At the same time, provide personalized services, such as recommending related products according to users' purchase records, to enhance the user experience.

9. Data analysis and continuous optimization

Methods: Regularly analyze the effect of marketing activities and sales data to find out which strategies and channels have brought the highest conversion rate, so as to optimize and adjust marketing strategies.

For example, by analyzing the click-through rate, conversion rate and user feedback data, we can understand which promotion methods are the most effective, and then increase investment in efficient channels and adjust the strategies of inefficient channels.

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10. Emotional Marketing and Brand Building

Methods: Through emotional resonance, create brand stories and culture, stimulate users' emotional connection, and make the brand more humanized and friendly.

For example, users of the platform can share stories, success stories or social responsibility activities, show the positive image of the platform, convey the brand values, and let users have emotional identification, thus enhancing brand loyalty.

Summary:

Accurate target user positioning, based on big data and AI analysis, ensures that marketing activities are highly compatible with user needs;

Rich online and below-the-line strategies to attract users through accurate advertising and event marketing;

Multi-dimensional content and word-of-mouth marketing to enhance the brand's influence through high-quality content and user recommendation;

Joint marketing with partners to expand user groups and market influence;

Optimize customer service and after-sales experience, improve user satisfaction and promote long-term sales;

Data-driven continuous optimization ensures effective marketing strategies and makes flexible adjustments according to feedback.

Through these methods, the brand exposure, user conversion, repurchase rate and other indicators of the platform can be continuously improved, and long-term market competitiveness and profitability can be realized.

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BUSINESS

Our Mission

To "just talk and don't do anything to delay the enterprise and work honestly to revitalize the enterprise; Feitu group, preferential treatment to everyone "as the purpose, uphold the values of sincerity and trust, good at work and good at clinching a deal, and serve customers wholeheartedly. Adhere to the "customer-centric" principle, do a good job in integrating local businesses and users' resources, and strive to realize value and spread value through model innovation and big data traffic, and gradually build a good business ecosystem; Let merchants better create profits, reduce costs, upgrade services and expand markets, let users realize value transformation in consumption, get more convenient, more affordable, warmer and higher-quality consumption experience, and implement the mission of "making cooperation more efficient, innovation making life better".

Overview

Feitu Group is a "big data+technology" company, creating a one-stop local life service platform. The business covers online Internet resource aggregation and offline branch channel integration.

Its specific business segments are extremely rich, covering:

Take-out and running errands to provide users with convenient life assistance;

Commercial supermarket and the factory direct power suppliers, so that users can obtain rich and affordable goods;

City and housekeeping services to meet the daily maintenance needs of families;

Air tickets, train tickets, scenic spots tickets, hotel reservations, to provide convenience for travelers;

Drive, ride, and get a car online to solve the traffic problem of users;

Life payment, leisure and entertainment, medical treatment and medicine purchase, charging and refueling, travel and ticket purchase, etc., cover all aspects of life.

At the same time, the business map is further extended to multiple fields:

Radio and TV 5G communication service: Join hands with radio and TV organizations to launch a 5G communication package, covering basic communication services such as traffic, voice, SMS, etc., and provide exclusive discounts in combination with local life scenes to create a convenient communication experience for users.

Sharing fast charging charging treasure: share fast charging equipment in public places such as shopping malls, restaurants and transportation hubs, and realize real-time monitoring and efficient scheduling of equipment status through self-developed intelligent operation and maintenance system to solve the battery life anxiety of users' mobile devices.

Domestic trade and foreign trade business: deepen the field of special commodities such as wine, build its own brand such as "Feitu wine", and expand the domestic trade market by relying on online platforms and offline branches; At the same time, with the help of the international equity structure and the advantages of Hong Kong hub, we will actively carry out foreign trade business and push high-quality liquor products and other special commodities to the global market.

AI learning machine: Introduce AI learning machine products for different age groups, integrate big data analysis and artificial intelligence technology, and realize personalized learning content recommendation, intelligent homework guidance and other functions to help users improve their learning efficiency.

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AI application services: develop diversified AI applications around local life scenes, such as intelligent customer service system to achieve 7×24 hours efficient response, AI marketing tools to accurately push potential customers for businesses,

AI housekeeping scheduling system optimizes the matching efficiency of service personnel, and deeply empowers the whole service chain through AI technology.

In addition, it also includes big data, cloud computing, blockchain, artificial intelligence and other technological applications about local life services, and improves service efficiency and quality through technological empowerment.

Our Competitive Strengths

Our competitive advantage in the local life service industry is mainly reflected in the following aspects:

1. Accurate data analysis and personalized service

Competitive advantage: Through the deep application of big data and artificial intelligence, we can accurately analyze users' needs and consumption habits, and provide users with personalized recommendations and customized services. This exact matching can improve user satisfaction and stickiness, especially in the highly competitive market, users are more inclined to choose a service platform that can understand and meet their unique needs.

Advantages: the improvement of user experience will directly promote user activity and platform retention rate, thus increasing market share.

2. Intelligent logistics and distribution system

Competitive advantage: We have an intelligent logistics distribution system, which uses AI and big data to optimize distribution routes, reduce distribution time and improve distribution efficiency. More importantly, we are still exploring unmanned distribution technologies, such as unmanned vehicles and drones, to greatly reduce distribution costs and improve the timeliness of services.

Advantages: Compared with the traditional distribution system, our intelligent distribution can not only significantly improve the timeliness, but also reduce operating costs and bring consumers a more efficient and economical service experience.

3. High-quality service standards and guarantee mechanisms

Competitive advantage: We have established strict service quality standards and certification system, and equipped with perfect customer feedback and evaluation mechanism. All service personnel are systematically trained to ensure that each service personnel has professional knowledge and good service attitude.

Advantages: high-quality service can effectively improve users' trust and platform reputation, and customers' long-term stickiness and recommendation rate will directly promote the sustained growth of business.

4. Innovative cooperation mode and cross-platform resource integration

Competitive advantage: through long-term cooperation with merchants and service providers, we integrate resources from all sides and build a mutually beneficial and win-win business ecosystem. For example, through joint marketing and cross-platform services, the diversified revenue sources of the platform are increased and the operating costs are reduced.

Advantages: This cooperation mode can not only expand market coverage, but also reduce costs and improve overall operational efficiency by sharing resources.

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5. Leading technology research and development and rapid response to market changes.

Competitive advantage: We continue to invest in technology research and development, focusing on the application of the latest technologies (such as AI, Internet of Things, blockchain, etc.) to maintain technological leadership. At the same time, agile development mode is adopted to quickly respond to market demand and user feedback to ensure that the platform can keep pace with the times and adapt to industry changes quickly.

Advantages: Technical advantages provide us with opportunities to innovate and lead in the market quickly, and ensure that the platform can provide the most advanced and efficient service experience, so as to seize market opportunities.

6. Strong user community and loyalty programs

Competitive advantage: We enhance users' sense of participation and platform stickiness by establishing a user community and a perfect member loyalty programs. Users can increase their participation and form long-term loyalty through points, membership discounts and exclusive benefits.

Advantages: a strong user community can enhance the "word-of-mouth effect" of the platform, improve the activity and conversion rate of users, and promote the long-term growth of the platform.

7. Perfect compliance and consumer rights protection system

Competitive advantage: We strictly abide by relevant national laws and regulations, and have established a perfect consumer rights protection system. The platform not only protects users' privacy, but also protects their legitimate rights and interests, establishes transparent service processes and charging standards, and prevents problems such as hidden consumption.

Advantages: the trust of consumers is the key to the success of the platform. Through a highly compliant operation mode, we can establish a good brand image in the fierce market competition and gain long-term support from consumers.

8. Flexible and diverse sources of income

Competitive advantage: In addition to the basic service fee income, we have also opened up diversified income channels such as advertising income, value-added service income and membership subscription income. Through accurate market segmentation, the platform can provide tailor-made services for different users and businesses and broaden the profit space.

Advantages: diversified income structure can effectively reduce the platform's dependence on a single source of income, enhance its ability to resist risks, and maintain stable profit growth.

9. Deep cultivation of market segments and differentiated services

Competitive advantage: we focus on market segmentation, especially in some niche markets with strong demand, and provide differentiated services. By focusing on certain user groups (such as the elderly, pets, health management, etc.), we can build a unique market competitiveness.

Advantages: By deepening market segmentation, we can accurately meet the needs of specific groups, reduce direct competition with big platforms, and form a stable market share.

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10. Efficient cost control and sustainable development strategy

Competitive advantage: We greatly reduce operating costs through intelligent management, optimizing supply chain and crowdsourcing distribution. At the same time, the platform pays attention to sustainable development and actively explores environmental protection and social responsibility projects, such as green distribution and waste recycling.

Advantages: Effective cost control and attention to sustainable development can not only enhance the profitability of the platform, but also enhance the brand image and attract consumers with strong environmental awareness.

Summary:

Through accurate market positioning, advanced technical means, high-quality service guarantee system and innovative business model, our competitive advantage in the local life service industry is self-evident. These advantages enable us to quickly respond to market changes, meet the needs of different users, continuously improve the user experience and occupy a leading position in the industry.

Our Opportunities

In the local life service industry, we are faced with many market opportunities. The following are some key market opportunities that can help us expand our business, enhance our competitiveness and achieve sustainable development:

1. The potential of sinking the market

Opportunity background: With the further release of consumption potential in third-tier and below cities, the sinking market is becoming an important driving force for industry growth. Many traditional platforms, have established a strong market share in first-tier cities, but there is still huge room for development in the second, third and below markets.

Market opportunities: We can accelerate the layout in these areas and provide customized services to meet the needs of local users. For example, launch products with affordable prices and simplified services but guaranteed quality, and quickly occupy market share.

Advantages: Compared with the fierce competition of big platforms, we can quickly establish a good user base through localized operation and partner system in the sinking market.

2. Digitalization and intelligent transformation

Opportunity background: With the continuous progress of technology, especially the application of big data, artificial intelligence, Internet of Things and other technologies, the life service industry is welcoming the wave of digital and intelligent transformation. Consumers are increasingly demanding efficient and convenient digital services.

Market opportunity: We can improve the service efficiency and user experience of the platform by introducing more intelligent elements, such as intelligent recommendation system, artificial intelligence customer service and unmanned distribution. The application of these technologies can not only improve user satisfaction, but also effectively reduce operating costs.

Advantages: Through technological innovation, we can stand out from the competition and become a benchmark enterprise with technological leadership.

3. The demand for localization services has increased.

Opportunity background: Consumers are increasingly inclined to choose enterprises that can provide localized and personalized services, especially in the fields of catering, housekeeping and health management. Personalized service and localized operation have become important factors for consumers to choose platforms.

Market opportunities: By establishing closer cooperation with local merchants and service providers, we can launch customized services that are more in line with local culture and needs. For example, in areas with diverse food culture, provide catering services that meet local tastes, or launch service projects that meet the needs of local users in health management.

Advantages: Localization operation can not only enhance user stickiness, but also reduce marketing costs and increase market share.

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4. Cross-industry integration and cooperation

Opportunity background: With the increasing demand of consumers for convenient life, the integration between different industries is deepening. For example, catering, entertainment, medical care, education and many other industries have begun to seek cooperation from local life service platforms.

Market opportunities: We can launch integrated service packages through cross-industry cooperation to meet the more diversified needs of consumers. For example, the combination package of "dinner+movie" is launched in combination with catering and entertainment, or the package of "health checkup+personalized fitness program" is launched in combination with medical treatment and health management.

Advantages: Cross-industry cooperation can not only expand our service scope, but also attract users from different fields and enhance the comprehensive competitiveness of the platform.

5. Demand of environmental protection and sustainable development

Opportunity background: With the improvement of environmental awareness, consumers' demand for green products and services is gradually increasing. Especially under the background of increasing pressure of urban life, a low-carbon and environmentally-friendly lifestyle has become the choice of many consumers.

Market opportunities: We can develop local services that are environmentally friendly, such as paperless electronic payment, green delivery (electric delivery vehicles, unmanned delivery vehicles), environmentally friendly tableware, and sustainable daily necessities, so as to meet consumers' demand for environmental protection.

Advantages: In the industry competition, platforms that focus on environmental protection and sustainable development can often attract consumers with strong environmental awareness and enhance brand image.

6. Personalized health management and aging society

Opportunity background: With the advent of an aging society, the demand for health management and life services for the elderly has surged. At the same time, more and more consumers have a strong interest in personalized health management, especially in customized services in fitness, nutrition and psychology.

Market opportunities: We can provide health management services specifically for the elderly, such as intelligent monitoring, customized health programs, home care, etc. At the same time, provide personalized health management packages for young consumers, and provide accurate health advice and services in combination with modern technology.

Advantages: Personalized services for specific groups (such as the elderly and young people with strong health management needs) can quickly form the advantages of market segments and increase the loyal users of the platform.

7. International market expansion

Opportunity background: With the advancement of globalization, China's local life service platform has gradually entered the international market, especially in Southeast Asia, Europe and America. With the change of consumption habits, local consumers' demand for efficient and convenient local life services has increased.

Market opportunity: We can gradually expand the service scope through the layout in the international market, especially in Southeast Asia, and quickly enter the market with similar cultural background and consumption habits. At the same time, with the help of international bridgeheads such as Hong Kong, the strategic layout of globalization is carried out.

Advantages: The expansion of the international market will bring more revenue sources and brand exposure to the platform, and at the same time enhance the competitiveness of the platform in the global market.

8. Socialization and online and offline integration

Opportunity background: With the development of social media and the rising social demand of consumers, online and offline integration has become an important trend of local life services. The platform should not only provide services, but also create social user interaction and community.

Market opportunities: Enhance the interaction between users through online group buying, coupons, fan interaction activities and other means, and enhance user stickiness through offline activities (such as business promotion and user experience activities). The platform can also attract more potential customers and increase brand exposure through social marketing.

Advantages: Online and offline seamless connection and social operation can help the platform to establish long-term user relationships and improve brand loyalty and market competitiveness.

Summary:

The above market opportunities provide us with multi-dimensional growth space. There is great potential for us to tap in sinking market, technological innovation, personalized service and cross-industry cooperation. By grasping these opportunities, we can achieve the rapid expansion of the platform, enhance market share, and then move towards the leading position in the industry.

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Our Threats

During the development of the company, it may face the following threats:

1. The market competition is fierce

Threat: There are many competitors in the local life service industry, especially some enterprises that already have a large user base and market influence, such as Meituan, Hungry, and other platforms, which may lead to the compression of market share.

Countermeasures: Improve user experience and differentiate competition by continuously optimizing products and services. We can attract and maintain users by segmenting the market and providing special services (such as personalized recommendation and membership system).

2. Pressure of technological innovation

Threat: The development of technology is changing with each passing day, especially in the fields of big data and artificial intelligence, and the technological innovation in the industry is relatively fast. If the company fails to keep up with the technological development in time or falls behind in technology, its competitiveness may be affected.

Countermeasures: increase investment in R&D, establish a strong technical team, actively carry out technological innovation and upgrading, and ensure to maintain a leading position in technology.

3. User data security issues

Threat: With the expansion of the company's business and data accumulation, users' personal privacy data will involve a wider range of content. If the data is leaked or maliciously attacked, it may lead to serious reputation loss and legal liability.

Countermeasures: Strengthen data security protection measures, adopt advanced encryption technology and security protection system, and conduct regular security review and vulnerability investigation to ensure the safety of user data.

4. Financial pressure and financial risks

Threat: In the process of rapid expansion, it may face the pressure of capital shortage. The company's large-scale marketing, technology research and development and the expansion of offline branches all need a lot of financial support.

Countermeasures: Make a reasonable financing plan to ensure the healthy flow of capital chain. Optimize the financial situation by controlling costs and improving operational efficiency. At the same time, actively seek strategic investment and enhance capital reserves.

5. Supply chain management challenges

Threat: With the expansion of business, especially cross-regional operation, supply chain management may face more complexity and uncertainty, such as logistics distribution problems and inventory management problems, which will affect the user experience.

Countermeasures: Strengthen cooperation with partners, optimize supply chain management and improve logistics distribution efficiency. And optimize inventory management through data analysis to reduce resource waste.

6. Changes in consumer demand

Threat: The demand of consumers is constantly changing, especially among young people, and new consumption trends and preferences may emerge. If the company fails to capture these changes in time, it may miss market opportunities.

Countermeasures: closely follow the market and consumption trends through user surveys and data analysis, and adjust products and services in time to cope with changes in consumer demand.

7. Brain drain and team building

Threat: With the development of the company, the demand for talents is increasing. If you can't attract and retain key talents, or the team's cooperation efficiency is low, it may affect the company's innovation ability and execution.

Countermeasures: Establish a perfect incentive mechanism and provide competitive salary and welfare benefits. Pay attention to the professional development and training of employees, and improve the cohesion and work efficiency of the team.

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8. Brand image and user trust

Threats: With the expansion of the market, negative news, user complaints and other issues may affect the company's brand image and user trust. If the company fails to deal with these problems in time, it may lead to the loss of users.

Countermeasures: strengthen customer service and after-sales support, and respond to users' feedback and complaints in a timely manner. Establish a positive brand image by improving service quality and user experience.

9. Changes in external environment

Threats: External factors such as macroeconomic fluctuations, natural disasters and epidemic situations may adversely affect the development of the company, especially those closely related to offline activities.

Countermeasures: Strengthen risk management, establish contingency plans to ensure that the company can quickly adjust its operation strategy when the external environment changes.

These coping strategies can help companies reduce the impact of potential threats and maintain sustainable development.

Our Strategies

We can formulate the following strategies:

1. Differentiated competition and innovation

Strategy: The key to stand out in the market competition is differentiation. Through continuous innovation and optimization of products and services, meet the unique needs of users.

Implementation mode: Conduct regular market research, analyze the advantages and disadvantages of competitors, and identify market gaps. Use innovative technologies (such as artificial intelligence, big data, etc.) to provide more accurate services, and at the same time increase user stickiness through personalized recommendation, membership system and unique market positioning.

2. Technology leadership and R&D investment

Strategy: Strengthen technology research and development, ensure to stay ahead in industry technology, and promote continuous innovation of products and services.

Implementation mode: Establish a strong R&D team, regularly upgrade technology, pay attention to cutting-edge technologies, such as artificial intelligence, machine learning and big data analysis, and apply them to business optimization. At the same time, invest resources to explore the application scenarios of new technologies and improve the operability and market adaptability of technologies.

3. Strengthen data security and privacy protection.

Strategy: Make great efforts in data security and user privacy protection, and establish a sound security system to ensure that user data is not threatened.

Implementation: The latest encryption technologies (such as AES and RSA) are adopted for data transmission and storage, and regular security audits are conducted to ensure the security of system and user data. Strengthen the transparency of user privacy policies and enhance users' trust. Take multiple security protection measures for sensitive data, such as payment information and personal data.

4. Fund management and financial planning

Strategy: Ensure the stability of capital chain, and ensure the development of the company through reasonable financing and effective financial management.

Implementation mode: make long-term and short-term financial planning, and make clear the demand and distribution of funds. Use diversified financing channels (such as equity financing, debt financing, etc.) to solve the capital demand in the process of expansion. At the same time, optimize the cost structure, improve operational efficiency and ensure the sustainability of the company's profits.

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5. Optimize supply chain management

Strategy: improve the efficiency of supply chain and ensure the timely delivery and stable quality of products.

Implementation mode: strengthen cooperation with suppliers and establish long-term and stable supply chain relations. Use big data analysis to optimize inventory management and reduce inventory costs. At the same time, establish a flexible logistics system to ensure the timely delivery of orders and enhance the user experience.

6. Respond to changes in consumer demand

Strategy: By flexibly responding to changes in market and consumer demand, ensure that products and services always meet users' expectations.

Implementation mode: Strengthen user research and feedback mechanism, and adjust products and services in time. Insight into consumer demand through data analysis, and launch new products or new functions in line with market trends. At the same time, establish an agile product iteration mechanism to quickly respond to market changes.

7. Attracting and retaining talents

Strategy: Establish a good corporate culture and incentive mechanism to attract and retain top talents in the industry.

Implementation mode: Provide competitive salary and benefits, training and career development opportunities, and enhance employees' sense of belonging. Through team building activities and a good working atmosphere, we can promote cooperation and innovation among employees and enhance the overall combat effectiveness of the team.

8. Brand building and user trust

Strategy: continuously enhance brand image, enhance users' trust, and enhance market competitiveness.

Implementation mode: Establish good user reputation through high-quality products and services, timely customer support and after-sales service. Use social media, brand activities, online and offline combination to enhance brand exposure and user stickiness. Set up special channels for handling customer complaints and suggestions to ensure that users' voices are valued and fed back.

9. Respond to changes in the external environment

Strategy: Establish an emergency plan to improve the flexibility of enterprises and reduce the risks brought by the external environment.

Implementation mode: regularly evaluate external environmental factors such as macroeconomic situation and policy changes, and formulate emergency plans to ensure that the company can respond quickly and adjust its strategy. Strengthen the diversification of supply chain, reduce dependence on a single market or supplier, so as to reduce the risks brought by emergencies.

Through the implementation of these strategies, we can effectively deal with various threats and ensure the company's continuous growth and success in the fierce market competition.

Our Marketing and Sales

To improve the marketing and sales effect, we can start from the following aspects:

1. Accurately locate the target users

Methods: Using big data and AI algorithm to analyze user behavior, deeply understand the needs and preferences of target groups, and ensure that the advertisements and services we push are highly compatible with their needs.

For example, by analyzing users' search history, browsing behavior, social media interaction and other information, we can accurately push products or services that they may be interested in, thus improving the conversion rate.

2. Online advertising

Methods: Accurate advertisements were placed through search engines, social media platforms and video platforms, and personalized recommendations were made by using user interest tags and behavior analysis.

For example, on social platforms such as WeChat, Weibo and Tik Tok, special services and preferential activities of the platform are accurately pushed through information flow advertisements, attracting potential users to click and turn them into actual purchases.

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3. Content Marketing and Social Interaction

Methods: Publish high-quality life service related content in official website and social media platforms to attract users' attention and improve brand awareness and user stickiness.

For example: release food recommendations, travel guides, life tips and other content, and increase exposure with hot topics. At the same time, invite well-known bloggers or KOL to cooperate, promote platform services and interact with users to increase users' sense of participation and loyalty.

4. Event marketing and preferential strategies

Methods: Regular promotional activities, such as holiday promotion, shopping festival and limited time discount, were held to attract users to participate and spend. Stimulate users to register, share and repurchase through reward mechanism.

For example, during large shopping festivals such as "double 11" and "618", preferential activities such as full reduction, discount, and cash back of consumption were launched to attract new users and encourage old users to buy again.

5. Word of mouth marketing and user recommendation

Methods: Encourage users to evaluate and share, establish a user evaluation system, and encourage users to spread word of mouth through reward mechanism. Recommend new users through old users and expand the user base.

For example, the "old with new" recommendation reward mechanism is set up. After old users recommend new users to register and spend, both parties can get points or coupons to encourage users to actively share the platform.

6. Cooperation and joint marketing

Methods: Cooperate with famous brands or cross-border partners for joint marketing. By sharing resources, user traffic and brand influence, we will jointly enhance market influence.

For example, we cooperated with the winery to launch a series of co-branded wines, and promoted alcoholic products through the global service network of Flying Rabbit Business Association; Cooperate with financial institutions to launch platform consumer financial products to attract more users to participate.

7. Offline promotion and brand exposure

Methods: Enhance the brand's local popularity through offline promotion activities. Choose shopping malls, communities, office buildings and other places with large traffic to carry out promotional activities to improve user participation.

For example, hold product experience activities in shopping malls, office buildings and other places, provide on-site coupons and experience services, directly interact with users, and enhance users' trust and goodwill on the platform.

8. Optimize customer service and after-sales experience

Methods: A professional customer service team was established to solve users' consultation and after-sales problems in time, improve users' satisfaction and loyalty, and promote re-purchase.

For example, in the process of user experience, set up 24-hour customer service to deal with users' questions and complaints. At the same time, provide personalized services, such as recommending related products according to users' purchase records, to enhance the user experience.

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9. Data analysis and continuous optimization

Methods: Regularly analyze the effect of marketing activities and sales data to find out which strategies and channels have brought the highest conversion rate, so as to optimize and adjust marketing strategies.

For example, by analyzing the click-through rate, conversion rate and user feedback data, we can understand which promotion methods are the most effective, and then increase investment in efficient channels and adjust the strategies of inefficient channels.

10. Emotional Marketing and Brand Building

Methods: Through emotional resonance, create brand stories and culture, stimulate users' emotional connection, and make the brand more humanized and friendly.

For example, users of the platform can share stories, success stories or social responsibility activities, show the positive image of the platform, convey the brand values, and let users have emotional identification, thus enhancing brand loyalty.

Summary:

Accurate target user positioning, based on big data and AI analysis, ensures that marketing activities are highly compatible with user needs;

Rich online and below-the-line strategies to attract users through accurate advertising and event marketing;

Multi-dimensional content and word-of-mouth marketing to enhance the brand's influence through high-quality content and user recommendation;

Joint marketing with partners to expand user groups and market influence;

Optimize customer service and after-sales experience, improve user satisfaction and promote long-term sales;

Data-driven continuous optimization ensures effective marketing strategies and makes flexible adjustments according to feedback.

Through these methods, the brand exposure, user conversion, repurchase rate and other indicators of the platform can be continuously improved, and long-term market competitiveness and profitability can be realized.

Our Customer Base

1. By age group

Young people (18-30 years old)

Features: This group usually has a high frequency of digital use, and tends to use mobile applications and online services to pursue individuality and innovation. They usually pay attention to cost performance, like convenient shopping experience, and are highly sensitive to emerging technologies and fashion trends.

Demand: fast, personalized and reasonably priced products and services, like to try new brands and experiences.

Marketing strategy: social media advertising, online celebrity cooperation, digital marketing (such as accurate advertising, video short film promotion, etc.), innovation and emphasis on experience.

Middle-aged people (31-50 years old)

Features: This group usually pays more attention to quality, service and brand reputation. They are more inclined to buy mature and stable products and services, and are more rational when shopping.

Demand: high-quality, cost-effective products and services, emphasizing brand trust and product durability.

Marketing strategy: win their trust through word-of-mouth marketing, user evaluation and quality assurance. At the same time, they can also be attracted through e-commerce platforms or physical store promotions.

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Old people (over 50 years old)

Features: This group usually pays attention to health, convenience and comfort, with traditional consumption habits and less online shopping. The choice of products pays more attention to practicality.

Demand: Pay attention to health and health care products, and pay attention to products and services that are convenient and comfortable for life.

Marketing strategy: traditional advertising (TV, radio), offline promotion, customer service, etc., providing intimate after-sales service and customized products.

2. By gender

Male customers

Features: Male customers usually pay attention to functionality and practicality in purchasing decisions, and tend to buy products with strong technology and guaranteed quality. In some fields (such as electronic products, automobiles, sports, etc.), male consumption accounts for a higher proportion.

Demand: products and services with good performance, strong technology and excellent quality, like challenging and innovative goods.

Marketing strategy: pay attention to product performance, innovative technology and cost performance, and attract them with brand stories and product function displays.

Female customers

Features: Female customers usually pay attention to emotional needs, personalization, brand image and details when shopping. They also tend to pay attention to the aesthetic design, comfort and practicality of products.

Demand: fashionable and personalized products, pay attention to brand image and social recognition, and tend to buy products with a sense of design.

Marketing strategy: social media marketing, celebrity endorsement, fashion blog cooperation, launch customized products that meet women's needs.

3. By occupation and industry

White-collar/middle and senior managers

Features: This group pays attention to the quality of life and brand value, and tends to consume high-end, comfortable products with good social recognition.

Demand: high-quality, high-end products, emphasizing brand value, quality and service.

Marketing strategy: attract them through brand cooperation, personalized customization, luxury experience and high-end marketing activities.

student

Features: Students usually have weak spending power, but they have a strong desire to buy in some categories (such as electronic products and fashion trends). They are price-sensitive and like to pursue fashion and freshness.

Demand: products with reasonable price, diverse functions and fashionable design.

Marketing strategy: attract them through promotional activities, student discounts and social media marketing. Emphasize cost performance and fashion sense.

Corporate/commercial customers

Features: The requirements of enterprise customers for products are usually efficient, stable, professional and customized, especially in B2B field, product quality and service support are important factors.

Demand: Efficient and stable products and services, tools and services suitable for team or enterprise operation.

Marketing strategy: attract corporate customers through business activities, industry exhibitions and customized services, and provide long-term cooperation support and service guarantee.

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4. By geographical location

Local users

Features: Local users usually pay more attention to regional needs, such as fast delivery and local special services. Can quickly obtain products through offline stores or local distribution.

Demand: Convenient and efficient localization service.

Marketing strategy: attract local users through local advertisements and community marketing activities, and provide localized products and services.

Cross-regional/cross-border users

Features: This group usually has higher requirements for brands and products, and pays more attention to quality and service. Cross-border users may pay more attention to the global shopping experience and the international quality of products.

Demand: high-quality, international products, stable delivery service.

Marketing strategy: provide international shopping experience, including multilingual support and cross-border logistics services.

5. By consumption behavior

Pay attention to cost-effective customers

Features: This kind of customers like to buy goods with reasonable prices and good quality, and usually compare prices and look for discounts.

Demand: reasonable price and high quality goods.

Marketing strategy: offer regular promotions, discounts, limited-time discounts, etc. to attract them to buy.

Loyal customer

Features: This kind of customers have high loyalty to the brand and are willing to keep buying for it.

Demand: stable product quality and consistent high-quality service.

Marketing strategy: maintain their loyalty through loyalty plan, membership system and regular rewards.

Safeguard service

In order to stand out from the fierce market competition and ensure customer satisfaction, it is very important to ensure service quality. The effective implementation of the following aspects can be the key success factors of our group:

1. High standard service quality management system

Establish strict service quality standards: by formulating clear service quality standards and processes, ensure that every employee can provide services according to these standards.

Implement quality monitoring and feedback mechanism: establish a complete customer feedback mechanism, collect and analyze customers' opinions in time, and respond to problems quickly. Use customer feedback to improve service and continuously improve service level.

Regular service quality assessment and review: check and evaluate the service quality regularly, and ensure that the service always meets the standards through third-party audit or self-review.

2. Customer-oriented personalized service

In-depth understanding of customer needs: through data analysis, customer interviews and other means, fully understand the specific needs and expectations of customers and provide personalized customized services.

Respond to customers' demands positively: when customers put forward demands, they can respond quickly and provide solutions. Ensure that the customer's experience is smooth and satisfactory throughout the purchase and use process.

Provide services that exceed expectations: not only meet customers' basic needs, but also actively provide value-added services to enhance customers' overall experience and make customers feel value-added services.

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3. Excellent customer service team

Training professional customer service team: customer service staff should have strong professional ability and service awareness, and conduct regular training to improve their problem-solving ability and communication skills, so as to ensure that they can handle all kinds of customer needs and complaints efficiently.

Multi-channel customer support: ensure that customers can get help and support at any time through telephone, email, online customer service, social media and other channels.

Pay attention to after-sales service: After-sales service is also crucial to ensure that customers can get timely technical support, maintenance and upgrade services after using products or services.

4. Efficient operation and delivery capabilities

Optimize process and improve efficiency: optimize service process, reduce unnecessary links, improve service efficiency, and thus improve overall customer satisfaction.

Accurate and timely delivery: Ensure that the products or services are delivered on time and meet the quality requirements. Ensure the smooth and efficient delivery process through intelligent scheduling, warehouse management and other means.

Reduce the error rate: through automatic and systematic management means, reduce human errors, ensure that every step of service can be accurately in place, and avoid customer dissatisfaction caused by quality problems.

5. Continuous innovation and technical support

Using big data and AI: Analyze customer needs through big data, predict market trends with artificial intelligence algorithms, and customize personalized products and services.

Provide intelligent solutions: enhance customer experience through intelligent products and services, such as intelligent customer service and personalized recommendation, and improve customer satisfaction.

Continuous innovation and optimization of services: regularly update services and products, follow the changes in the market, constantly improve service content and service methods, and maintain competitiveness.

6. Establish customer loyalty and word-of-mouth management

Encourage customers to repurchase and recommend: encourage customers to repurchase through points, coupons and other forms, and encourage them to recommend new customers. Good word-of-mouth communication can significantly enhance the brand image.

Regular customer relationship management: keep in touch with old customers through email, social platforms, online activities, etc., and provide relevant information or offers regularly to enhance customer brand loyalty.

Handle customer complaints effectively: handle customer complaints timely and properly, turn negative emotions into positive factors, and win the trust of customers.

7. Market Positioning and Brand Building

Clear market positioning: Make sure that your brand, products or services can be clearly conveyed to the target customer groups, and meet the core needs and values of customers.

Establish brand reputation: establish brand reputation through long-term quality service and form a unique competitive advantage in the market. Word of mouth and brand value can bring continuous customer inflow.

Differentiated competition: through innovation and unique service methods, ensure that your brand is unique in the market, so as to stand out.

8. Flexible marketing and promotion strategies

Accurate marketing: Accurately locate potential customer groups through data analysis, advertise in appropriate channels, and enhance brand exposure.

Activity promotion and customer interaction: hold regular promotion activities, attract customers by combining online and offline marketing activities, and maintain interaction with customers to enhance customers' sense of participation and satisfaction.

Joint marketing with partners: joint marketing with other brands or partners in the industry to expand influence.

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9. Corporate culture and employee motivation

Establish a customer-centered corporate culture: cultivate employees' customer awareness, let each team member understand the importance of customer needs, and form an atmosphere in which all employees participate in improving service quality.

Employees' rewards and incentives: Reward outstanding employees to stimulate their enthusiasm and ensure the continuous improvement of service quality.

PESTEL Analysis

(1)industry analysis

Feitu Group's industry is local life service industry, which is a huge market covering catering, hotels, transportation, shopping, housekeeping and other life services. With the diversification of consumer demand, the rapid development of technology and the intensification of online and offline integration, the local life service industry is in a rapid development stage. The following is a detailed analysis of the industry:

1. Industry status quo

(1) Market size and growth potential

Market scale: the local life service industry involves a huge market, including but not limited to take-away, catering, hotel reservation, housekeeping, supermarkets, driving, medical care, tourism and other sub-sectors. With the upgrading of consumption, especially the increase of Internet penetration and the popularity of mobile payment, the local life service market has experienced explosive growth.

Industry growth rate: According to the industry forecast, the local life service market will maintain rapid growth in the next three years, and the annual growth rate is expected to reach more than 15%. With the deep integration of "internet plus" and artificial intelligence, big data, blockchain and other technologies, the industry has great growth potential.

(2) Industry competition pattern

At present, the competition in the local life service industry is fierce, and there are a series of large platforms and innovative start-ups in the market. Enterprises like Feitu Group use technological innovation and detailed market positioning to conduct differentiated competition and strive for specific user groups.

Feitu Group gradually builds up competition barriers by providing all-round and diversified services, focusing on high-end cities and sinking markets.

(3) Technology-driven

With the continuous application of technologies such as big data, AI, cloud computing and blockchain, technology is becoming an important driving force for the local life service industry. Feitu Group has improved decision-making efficiency, user experience and supply chain transparency through the self-developed "Feitu Brain" AI decision-making system and the application of blockchain technology.

2. Industry trends

(1) Acceleration of online and offline integration

With the increasing diversification and personalization of consumer demand, the integration trend of online and offline services is becoming more and more obvious. Feitu Group can effectively integrate online traffic and offline services through the business model of "online platform+offline branches" to achieve better user coverage and service depth. Especially in the market, users' demand for convenience and immediacy is increasing, and the demand for offline experience is gradually increasing.

Online: With the popularity of mobile Internet, users can enjoy life services anytime and anywhere.

Offline: including traditional industries such as local businesses, logistics and distribution, driving, housekeeping, etc., through docking with online platforms, new traffic and customers have been obtained.

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(2) Diversification of local life services

Traditional take-out and running errands have gradually entered a mature stage, but on this basis, Feitu Group has further enriched its product and service chain by adding services such as sharing charging treasure, hotel reservation, e-commerce sales and health management, and provided all-round life services.

Lifestyle services: More and more consumers are no longer satisfied with simple goods or services, and lifestyle services such as health, entertainment and social interaction have gradually become a demand.

Scene service: From single take-out and taxi service, it gradually extends to a full set of life service solutions, including travel, housekeeping, driving and so on.

(3) Intelligent and personalized service

With the progress of AI, machine learning and other technologies, personalized and intelligent services have become an important development direction of the industry. Feitu Group has realized accurate user demand analysis and personalized recommendation through its AI decision-making system "Feitu Brain", which has improved the user experience and enhanced user stickiness.

(4) Application of blockchain technology

The application of blockchain technology has great potential in improving transaction transparency, ensuring supply chain security and product traceability. Feitu Group has been exploring and practicing in this respect. In the future, it may realize more extensive supply chain management and product quality assurance through blockchain technology, thereby enhancing the trust and market competitiveness of the platform.

The local life service industry in which Feitu Group is located has broad prospects. With the change of market demand and continuous technological innovation, Feitu Group is expected to stand out from the fierce competition and gradually become the industry leader with its diversified services, technology-driven and innovative models. By continuously increasing investment in technology research and development, brand building and global layout, Feitu Group will achieve higher market share and user stickiness, and set a new benchmark for industry development.

(2) Industry data

Feitu Group's industry is local life service industry. The development of this industry depends on the popularity of Internet and mobile technology, involving take-away, housekeeping, logistics, travel, medical care and other fields. With the constant change of consumer demand and the continuous progress of technology, the local life service industry is experiencing rapid growth and transformation. Here are some key data and trends in the industry:

1. Industry scale and growth

(1) Market size

According to the latest market research data, the overall scale of China local life service market reached 4.7 trillion yuan in 2023, and it is expected to exceed 6 trillion yuan in 2025, with an average annual growth rate of 15%.

Takeaway market: In 2023, the scale of China's take-away market has approached 1.2 trillion yuan, of which Meituan and Hungry account for more than 80% of the market. The average annual growth rate of the take-away market is 20%, and it is expected to reach 1.8 trillion yuan by 2025.

Local service market: The market scale of services including housekeeping, driving, tourism and health management will be 1.5 trillion yuan in 2023, of which the scale of domestic service industry has increased by 50% in the past five years, especially in second-and third-tier cities.

Sharing economy: Under the background of local living services, sharing economies such as bike-sharing and shared charging treasure have also made remarkable progress. It is estimated that the market scale of sharing economy-related services will exceed 500 billion yuan in 2025.

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(2) Subdivision areas

Takeaway: The number of users in the take-away market is close to 500 million, of which about 300 million are frequent users. According to the analysis of users' needs, the take-away market is shifting from simple food distribution to a wider range of local life services, such as fresh food and daily necessities.

Home economics and nursing: The market scale of home economics service industry will reach 300 billion yuan in 2023, including services such as babysitting, cleaning and moving. The demand of this industry is gradually expanding to middle and high-end services, especially in first-and second-tier cities.

Taxi and driving: The scale of the driving market has also continued to expand. In 2023, the market scale was 250 billion yuan, and it is expected to continue to grow in the next three years.

2. Industry trends

(1) Online and offline integration

With the increasing demand of consumers for convenient and instant services, online and offline integration has become an important development trend of local life service industry. According to statistics, more than 60% of local service demand is realized through online platforms, and this proportion is expected to increase year by year. In the next few years, online transactions may account for more than 70% of the total transaction volume.

Consumer behavior: According to a survey data of consumers, 80% of consumers expressed their hope to complete all the life service needs through online platforms, especially in catering, housekeeping, medical care and transportation.

(2) Intelligent and personalized service

AI, big data and cloud computing are increasingly widely used in the local life service industry. Through technical means, the platform can provide users with more accurate recommendations, more efficient delivery services and smarter service processes.

AI recommendation system: For example, Feitu Group can use AI recommendation algorithm to provide personalized service recommendation for users according to their historical behavior, geographical location and consumption habits.

Intelligent distribution: In terms of logistics distribution, the degree of intelligence is getting higher and higher. Unmanned distribution and drone distribution have started trial operation in some cities. It is estimated that by 2025, the market share of intelligent distribution technology will exceed 100 billion yuan.

(3) User growth and demand refinement

According to the analysis of user data, young people (18-35 years old) are the main force of local life services, especially after 90 s and 00 s, they are more inclined to spend life services through mobile phone platforms. At the same time, the consumption demand of middle-aged and elderly people is gradually increasing, especially in the fields of domestic service and health management, and the market potential of this group is huge in the future.

Young users: According to the survey data, more than 80% young consumers use the take-away service at least once a month, while 70% users have tried other local life services besides catering in the past year, such as driving and housekeeping services.

Middle-aged and elderly users: the demand growth of this group is mainly concentrated in health management, home care and other services. With the improvement of living standards, the demand for high-quality services by middle-aged and elderly users is also increasing.

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(4) Supply chain and logistics optimization

With the improvement of consumers' demand for immediacy, the optimization of logistics efficiency has become a key issue in the local life service industry.

Instant delivery: Instant delivery has become one of the core competitiveness in the local life service market. According to data analysis, more than 60% of consumers expressed their hope to receive take-away or goods within 30 minutes. To this end, platforms such as Feitu Group need to improve the efficiency of the logistics system, especially during the peak period.

Cold chain logistics: In fresh food distribution and catering distribution, cold chain logistics has gradually become an important part of the industry. It is estimated that by 2025, the market scale of cold chain logistics in local life service will reach 100 billion yuan.

3. Industry challenges

(1) Competitive pressure

The competition in the local life service industry is extremely fierce. The existing competitors in the market include Meituan, Hungry, Didi, etc. They occupy a dominant position in the market. According to the data from 2019 to 2023, the combined market share of Meituan and Hungry exceeds 90%, which poses a huge competitive pressure on emerging platforms such as Feitu Group.

(2) Policy supervision

With the rapid development of the industry, government supervision has been gradually strengthened. Especially in the background of platform economy, how to balance supervision and innovation, how to protect consumers' rights and interests, and how to regulate industry behavior have become important challenges for local life service platforms.

(3) Data security and privacy protection

With the continuous development of the platform and the increase of data collection, how to ensure the security of user data has become a major challenge for the industry. Especially in terms of user payment and personal information protection, it is necessary to strictly abide by data security laws and regulations to prevent data leakage and abuse.

4. Market prospect

(1) the market prospect is broad

With the increasing demand of consumers for personalized and diversified services, the local life service industry will continue to expand in the future. It is estimated that by 2025, the total scale of the local life service market will exceed 6 trillion yuan, among which services such as take-away, housekeeping and driving will occupy an important share.

(2) Intelligence and automation

With the continuous development of AI and automation technology, intelligent distribution, AI recommendation and intelligent customer service will become the norm in the local life service industry, further improving the operational efficiency and user experience of the platform.

(3) Market internationalization

With the fierce competition in the domestic market, the international layout of the local life service platform has become a new growth point. Companies such as Feitu Group have begun to actively deploy international markets such as Southeast Asia and Europe through technological advantages and brand output, providing impetus for future sustained growth.

Summary:

The local life service industry where Feitu Group is located is developing rapidly and gradually becoming an important part of the global economy. With the continuous expansion of market scale, the advancement of technological innovation and the continuous refinement of consumer demand, the future of local life service industry is full of potential. However, in the face of fierce market competition, policy supervision and data security challenges, Feitu Group needs to make continuous efforts in innovation, brand building and international layout to ensure its leading position in the industry.

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(3) Industry pain point

Although the local life service industry has developed rapidly, it still faces many pain points and challenges, which not only affect the development efficiency of the industry, but also affect the profitability and user experience of enterprises. The following are common pain points in the local life service industry, which are analyzed in detail one by one:

1. Fierce market competition

(1) the market share is highly concentrated

In the local life service industry in China, large platforms such as Meituan, Hungry, Didi occupy most of the market share. According to the data, the combined market share of Meituan and Hungry exceeds 80%, which leads to the increasingly compressed living space of small platforms. Emerging platforms need to invest a lot of resources in marketing and user acquisition in order to stand out from the competition, but they often face the double pressure of capital and technical resources.

(2) the difference of service quality due to intensified competition

Although the local life service industry has a huge market, vicious competition among platforms for users often lowers prices or improves service quality to attract users. However, this rapidly expanding business model leads to the instability of service quality, especially on some smaller platforms, there is still much room for improvement in the quality of service personnel, delivery timeliness and user feedback processing.

2. User experience issues

(1) platform complexity and difficulty in use

With the diversification of local life services, the functions of many platforms are becoming more and more complicated, and users need to face too many choices and operation steps, especially when dealing with orders, payments, complaints and other links, they may feel that the operation process of the platform is complicated, which affects the overall user experience. Especially for middle-aged and elderly users, they are often not familiar with smartphones and apps, so the operation process is too cumbersome or the interface is unfriendly, which will lead to their loss.

(2) delivery delay and delivery quality problems

Although many platforms have launched instant delivery services, delivery delay is still one of the main complaints of users during peak hours or in bad weather. According to the data, about 30% take-away users have experienced delivery delay during the peak period, and the delay time often exceeds 30 minutes. In addition, problems such as poor service quality of delivery staff, food damage, and missing orders often appear, which seriously affects the user's experience and loyalty.

(3) Homogenization of platform services

Although the major platforms have a strong market base in take-away, housekeeping and other services, the service content provided by different platforms is often very similar and lacks obvious differentiation. This leads to the lack of sufficient motivation for consumers to choose, and the competition between platforms mainly focuses on price and promotion, while ignoring the innovation of personalized demand and customized service.

3. Supply chain and logistics issues

(1) Shortage of distribution resources and low efficiency

The local life service industry especially relies on an efficient distribution system. However, during holidays and peak hours, distribution resources often cannot meet the demand of large-scale orders, which leads to the decline of distribution timeliness. In some cities, especially second-and third-tier cities, the number of distributors is insufficient, and there are blind spots in distribution services, which leads to the decline of service quality.

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(2) The supply chain management is unstable

The local life service platform usually needs to cooperate with many merchants and suppliers, and there are risks such as difficult coordination and broken supply chain. For example, food suppliers of take-away platforms and service personnel of domestic platforms often face problems such as shortage of materials, unstable personnel and inconsistent service quality, which affects the quality and consistency of services.

(3) the challenge of cold chain logistics

Cold chain logistics has become a very important issue for industries such as fresh food distribution and drug distribution. Especially for products that need to be temperature sensitive (such as frozen food, medicines, etc.), if the temperature control is not in place in the distribution process, the products will be damaged. This problem is not only a technical challenge for logistics companies, but also involves how the platform can coordinate all resources and improve the efficiency of cold chain equipment.

4. Management and training of service personnel

(1) inconsistent service quality

Service personnel in the local life service industry, especially delivery personnel and domestic workers, often have no unified professional training, which leads to uneven service quality. For example, the delivery staff's poor manners, poor service attitude, slow delivery timeliness and other problems, and the professional skills and service norms of domestic workers are inconsistent, which leads to poor user experience and affects the reputation of the platform.

(2) high employee mobility

The employees in the local life service industry are highly mobile, especially the delivery staff and part-time workers. Because of the unstable income and high work intensity, it is difficult for employees to maintain long-term stability. This high mobility has brought about an increase in the cost of employing people, but also led to the instability of service quality, which made the platform have to recruit and train new employees frequently and increased operating costs.

5. Customer trust and satisfaction.

(1) false propaganda and exaggeration

Some platforms or businesses attract users through false propaganda, such as exaggerating the quality of a service, offering false coupons, etc., which leads to users' dissatisfaction after the actual experience, and even the spread of vicious word of mouth, which ultimately affects the brand image of the platform.

(2) The complaint handling efficiency is low

When consumers encounter problems such as delayed delivery and poor service quality on the platform, they often need to handle complaints through customer service. Inefficient customer service, such as slow response speed and unsatisfactory handling scheme, may make consumers feel negative and even choose to give up the use of the platform.

6. Financial pressure and profit problems

(1) High marketing and subsidy costs.

In the highly competitive market, in order to attract users and businesses, the platform often needs to invest a lot of money in marketing and subsidy activities. Although these activities can attract users in the short term, they have caused great pressure on the platform's profitability.

(2) The profit model is single

Many local life service platforms rely too much on transaction commissions and service fees in their profit models, and the growth of these revenues is restricted by many factors such as market saturation and user stickiness. Although some platforms try to expand across industries, on the whole, the profit model of the platform is relatively simple, which may limit its further growth in the long run.

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Summary:

The pain points faced by the local life service industry involve many aspects, including fierce market competition, user experience problems, supply chain management, imperfect policies and regulations, and management and training of service personnel. In order to meet these challenges, the platform needs to improve the overall competitiveness and win the trust of users by optimizing service quality, improving technological innovation, improving supply chain management and strengthening policy compliance.

(4) Industry forecast

Future forecast of local life service industry

The local life service industry has entered a stage of rapid development, but its future development will be affected by many factors such as technology, consumer demand, industry supervision, market competition and so on. The following is a detailed forecast of the future of the local life service industry:

1. Technology-driven intelligent and digital transformation

(1) Deep application of artificial intelligence and big data

In the future, the local life service industry will continue to develop in the direction of intelligence. The platform will realize refined operation and personalized service recommendation with the help of artificial intelligence (AI) and big data technology. For example, by analyzing user behaviors and consumption habits through big data, the platform can provide consumers with more accurate services and personalized preferential activities. AI technology can help improve service efficiency, such as using algorithms to optimize distribution routes in distribution scheduling, and reducing distribution time and cost.

(2) Unmanned distribution and automation

With the progress of technology, unmanned distribution and automation equipment will be gradually popularized in the industry. The use of unmanned aerial vehicles and unmanned delivery vehicles will greatly improve the delivery efficiency, especially in some peak hours or areas with complicated traffic. Although unmanned distribution is still in the experimental stage, with the maturity of technology and the gradual opening of policies, unmanned distribution will become an important part of the local life service platform in the future.

(3) Application of Internet of Things and Intelligent Hardware

With the development of Internet of Things (IoT) technology, intelligent hardware will become a key component of local life service industry. For example, in the field of smart home, the platform can provide more convenient housekeeping services through the Internet of Things technology, users can remotely adjust the home environment through smart devices, and even directly control the running status of home devices through the platform. At the same time, the development of cold chain logistics technology, combined with temperature control equipment and Internet of Things technology, will also improve the quality and timeliness of fresh delivery and other services.

2. Service innovation and diversification

(1) All-round "family service" mode

In the future, the local life service industry will transform into a more comprehensive family service model, which is not limited to traditional services such as take-away and taxi, and the platform will involve more life scenes. For example, household cleaning, housekeeping, health care and maintenance services will all become important business modules of the platform. By cooperating with professional service providers, the platform can meet the one-stop family needs of consumers and enhance user stickiness.

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(2) Personalized and customized services

The demands of consumers are increasingly diversified, and a single service model can no longer meet the individual needs of different user groups. In the future, the local life service platform will provide more customized services, such as customized take-away, personal fitness instructors, home cooking guidance, etc., to meet the needs of users of different ages and hobbies.

(3) the rise of community-based services

With the increasing demand of users for convenient and close-to-life services, community-based services will become an important development trend of local life service industry. Through community group buying, neighborhood mutual assistance and other modes, the platform can provide services closer to life and increase users' sense of participation and belonging. For example, services such as shared kitchens, shared parking spaces and home maintenance in the community will provide consumers with more choices.

3. Industry integration and intensified platform competition

(1) The head platform will be further expanded.

With the intensification of market competition and the acceleration of industry integration, head platforms (such as Meituan, Hungry, etc.) will further occupy market share through mergers and acquisitions, joint ventures and capital cooperation. They will continue to increase market investment and occupy a dominant position in various market segments through technological innovation, brand effect and user accumulation. Especially in terms of technology investment, logistics distribution and big data analysis, the head platform will have a greater competitive advantage.

(2) Survival challenges of small and medium-sized platforms

With the gradual saturation of the market and the improvement of the industry threshold, the survival of small and medium-sized platforms will face greater challenges. They need to find competitive breakthroughs in specific segments, such as localized services in certain vertical areas (such as maternal and child care, elderly services, etc.), or meet the needs of specific users by providing the ultimate personalized experience. At the same time, the lack of capital and technical resources may also lead to their acquisition or elimination by the head platform.

(3) Cross-border competition among platforms

The competition of local life service platform will not be limited to the same industry. With the diversification of platform business, cross-border cooperation and competition will become the norm in the future. For example, the take-away platform may cooperate with e-commerce platforms and social platforms across borders to form a brand-new competitive ecology and promote a seamless online and offline shopping and service experience for users.

4. Changes in consumer demand and industry adaptation

(1) Younger and personalized consumption

With the younger generation becoming the main consumer group, the demand for personalization, convenience and innovation of Z generation and millennial generation will promote the change of local life service industry. This group is less sensitive to price and pays more attention to service quality, brand value and user experience. Therefore, the platform needs to constantly innovate service forms, increase entertainment and interactivity, and provide customized experiences to attract this group of users.

(2) Green environmental protection and sustainable development

The promotion of environmental awareness will promote the platform to integrate green environmental protection elements into the service model. For example, the take-away platform can promote the use of degradable packaging, and environmental protection in food distribution will also become the focus of future development. Consumers' demand for environmental protection and health urges enterprises to transform to the direction of sustainable development, and green consumption and service will become an important trend in the future.

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(3) Convenient payment and cross-platform integration

In the future, consumers' demands for the convenience of payment methods will continue to increase, and new payment methods such as mobile payment and digital currency will be more widely used in local life services. At the same time, cross-platform integration will also become a trend, and consumers can enjoy a unified service experience and payment methods on multiple platforms. For example, future users can place orders directly through social platforms and enjoy integrated services that seamlessly interface with the platform.

5. Capital market and investment opportunities

(1) Continuous inflow of funds and capital concentration

With the continuous development potential of the industry, the local life service industry will continue to attract a lot of capital investment, especially in the fields of technological innovation, supply chain optimization and new business expansion. Investors will pay more attention to the long-term development strategy of the platform, especially the investment opportunities in the technical fields such as intelligence and automation. At the same time, industry mergers and acquisitions and integration will become an important hot spot in the capital market.

(2) Investment opportunities in sub-sectors

With the intensification of industry competition, investors will be more interested in innovation and entrepreneurial opportunities in sub-sectors. For example, fresh food distribution, elderly service, smart community construction, smart home, health management and other fields will become the focus of future investment. Especially after the epidemic, the demand for health and safety-related services continues to rise, which will attract more capital to enter these emerging fields.

Summary:

In the future, the local life service industry will undergo many changes such as technological change, service innovation, market integration and policy supervision. Through technology-driven, intelligent transformation, cross-border cooperation, personalized service and other means, the platform can meet the growing diversified needs of users. Meanwhile, the active capital market and the gradual standardization of the policy environment will also promote the healthy and orderly development of the industry. With the change of consumer demand and the intensification of industry competition, the local life service platform needs constant innovation and adaptation to maintain market competitiveness and profitability.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Name	Position/Title
Jialin Zong	Chairman of the board
Bo Shao	Director
Wenbin Liu	Director
Guangxu Luo	Director

Introduction

Jialin Zong is the chairman and president of the company, and this core position makes him undertake the responsibilities of strategic decision-making and management: as the chairman, he leads the formulation of the company's long-term strategic plan and formulates the general direction strategy for enterprise development; As the president, he comprehensively co-ordinates daily operation and business development, promotes strategy implementation, participates in team building, condenses core talents with his own leadership, shapes corporate values, and becomes a key figure connecting the decision-making layer and the executive layer of the enterprise.

Bo Shao is the vice chairman and vice president of the company, with extremely rich practical experience, rigorous work style and keen risk insight. It shows outstanding leadership and strategic vision in market layout, resource integration and brand promotion.

Wenbin Liu is the vice-chairman and vice-president of the company. With years of work experience, he has solid local customer resources and market development experience. He plays an important role in the company's development and strategic planning, and his professional knowledge and leadership have injected new vitality into the company's development.

Guangxu Luo, the vice chairman of the company, has nearly 30 years' experience in the service field. According to the company's overall strategic objectives, he formulates and implements development strategies, ensures that all resources are closely connected with the company's development direction and needs, and manages the company's internal members, external development, promotion and publicity, short-term strategy and tactics formulation, resource docking, corporate culture construction, internal management structure construction and training sales team.

Board of Directors

Our board of directors will consist of four directors upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part.

Subject to the Nasdaq rules and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or proposed contract or transaction notwithstanding that he may be interested therein provided that the nature of the interest of any director in such contract or transaction shall be disclosed by him or her at or prior to its consideration and any vote on that matter, and if he or she does so his or her vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or transaction is considered. Our board of directors may exercise all the powers of the company to borrow money, mortgage or charge its undertaking, property and uncalled capital, and issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party. None of our directors has a service contract with us that provides for benefits upon termination of service as a director.

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Duties of Directors

Under Cayman law, our directors have a duty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. In certain limited exception circumstances, a shareholder has the right to seek damages in our name if a duty owed by our directors is breached.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;
●	declaring dividends and distributions;
●	appointing officers and determining the term of office of officers;
●	exercising the borrowing powers of our company and mortgaging the property of our company; and
●	approving the transfer of shares of our company, including the registering of such shares in our share register.

Terms of Directors and Executive Officers

Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution or the unanimous written resolution of all shareholders.

Our officers are elected by and serve at the discretion of our board of directors, and may be removed by our board of directors.

Corporate Governance

Our board of directors has adopted a code of business conducts and ethics, which is applicable to all of our directors, officers, employees and advisors. We will make our code of business conducts and ethics publicly available on our website. In addition, our board of directors has adopted a set of corporate governance guidelines. The guidelines reflect certain guiding principles with respect to our board’s structure, procedures and committees. The guidelines are not intended to change or interpret any law, or our memorandum and articles of association, as amended from time to time. The code of business conducts and ethics and corporate governance guidelines all become effective upon completion of this offering.

Limitation on Liability and Other Indemnification Matters

Cayman law allows us to indemnify our directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors.

Under our amended and restated memorandum and articles of association to be adopted upon the closing of this offering, we may indemnify our directors and officers to, among other persons, our Directors and officers from and against all actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own fraud or dishonesty.

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Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers for a specified time period providing that the agreements are terminable for cause at any time. The terms of these agreement are substantially similar to each other. A senior executive officer may terminate his or her employment at any time by 30-day prior written notice. We may terminate the executive officer’s employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties.

Each executive officer has agreed to hold in strict confidence and not to use, except for the benefit of our company, any proprietary information, technical data, trade secrets and know-how of our company or the confidential or proprietary information of any third party, including our subsidiaries and our clients, received by our company. Each of these executive officers has also agreed to be bound by noncompetition and non-solicitation restrictions during the term of his or her employment and typically for two years following the last date of employment.

We expect to enter into indemnification agreements with our directors and executive officers, pursuant to which we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Foreign Private Issuer Exemption

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a U.S. domestic public company;
●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;
●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and
●

we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers, which permit us to follow certain corporate governance rules that conform to the Cayman requirements in lieu of many of the Nasdaqcorporate governance rules applicable to U.S. companies. As a result, our corporate governance practices may differ from those you might otherwise expect from a U.S. company listed on Nasdaq.

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PRINCIPAL SHAREHOLDERS

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our Ordinary Shares as of the date of this prospectus by:

●	each of our directors and executive officers; and
●	each person known to us to beneficially own more than 5% of our Ordinary Shares on an as-converted basis.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Ordinary Shares Beneficially Owned Prior to This Offering		Shares Beneficially Owned After This Offering
	Number	%	Number	%
Directors and Executive Officers:
Jialin Zong		100

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DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands, which is referred to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$            , divided into            Ordinary Shares, with a par value of US$0.0001 each. All of our shares to be issued in the offering will be issued as fully paid. There are            Ordinary Shares issued and outstanding as of the date of this prospectus.

Ordinary Shares

As of the date of this Prospectus, the Company has no outstanding options, warrants and other convertible securities.

Listing

We have received the approval letter from Nasdaq to have our Ordinary Shares listed on the Nasdaq Capital Market under the symbol “FTY”.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is .

Objects of Our Company

Under the Articles, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by Cayman Islands law.

Ordinary Shares

Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are not Cayman Islands residents may freely hold and vote their shares.

Voting Rights

At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one (1) vote for each Ordinary Share.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attached to the Ordinary Shares cast by those shareholders entitled to vote who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting, while a special resolution requires the affirmative vote of a majority of not less than two-thirds of the votes attached to the Ordinary Shares cast by those shareholders who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our amended and restated memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association.

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Our Memorandum and Articles of Association

The following are summaries of the material provisions of our amended and restated memorandum and articles of association and the Companies Act, insofar as they relate to the material terms of our Ordinary Shares. They do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

Meetings of Shareholders

The directors may convene a meeting of shareholders whenever they think necessary or desirable. We must provide notice counting from the date service is deemed to take place, stating the place, the day and the hour of the general meeting and, in the case of special business, the general nature of that business, to such persons who are entitled to receive such notices from the Company. Our board of directors must convene a general meeting upon the written requisition of one or more shareholders entitled to attend and vote at general meeting of the Company holding not less than 10% of the paid up voting share capital of the Company in respect to the matter for which the meeting is requested.

No business may be transacted at any general meeting unless a quorum is present at the time the meeting proceeds to business. One or more shareholders present in person or by proxy holding in aggregate at least a majority of the paid up voting share capital of the Company shall be a quorum. If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week, at the same time and place and if, at the adjourned meeting, a quorum is not present within half an hour from the time appointed for the meeting, the shareholders present and entitled to vote shall be a quorum. At every meeting, the shareholders present shall choose someone of their number to be the chairman.

A corporation that is a shareholder shall be deemed for the purpose of our amended and restated memorandum and articles of association to be present at a general meeting in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Meetings of Directors

The business of our company is managed by the directors. Our directors are free to meet at such times and in such manner and places within or outside the United Kingdom as the directors determine to be necessary or desirable. The quorum necessary for the transaction of the business of the directors may be fixed by the directors, and unless so fixed, if there be more than two directors shall be two, and if there are two or less Directors shall be one. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

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Winding Up

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the paid up capital at the commencement of the winding up, the excess shall be distributable among those shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the paid up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively. If we are wound up, the liquidator may with the sanction of a special resolution and any other sanction required by the Companies Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not), and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

The liquidator may also vest the whole or any part of these assets in trusts for the benefit of the shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least one month prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by an ordinary resolution of our shareholders. The Companies Act and our amended and restated memorandum and articles of association permits us to purchase our own shares, subject to certain restrictions and requirements. Subject to the Companies Act, our amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by the Nasdaq, the U.S. Securities and Exchange Commission, or by any other recognized stock exchange on which our securities are listed, we may purchase our own shares (including any redeemable shares) on such terms and in such manner as been approved by the directors or by an ordinary resolution of our shareholders. Under the Companies Act, the repurchase of any share may be paid out of our Company’s profits, or out of the share premium account, or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or out of capital. If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be repurchased (1) unless it is fully paid up, and (2) if such repurchase would result in there being no shares outstanding other than shares held as treasury shares. The repurchase of shares may be effected in such manner and upon such terms as may be authorized by or pursuant to the Company’s articles of association. If the articles do not authorize the manner and terms of the purchase, a company shall not repurchase any of its own shares unless the manner and terms of purchase have first been authorized by a resolution of the company. In addition, under the Companies Act and our amended and restated memorandum and articles of association, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the rights attached to any class of our shares may (unless otherwise provided by the terms of issue of the shares of that class) be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed by at least a two-thirds majority of holders of shares of that class as may be present in person or by proxy at a separate general meeting of the holders of shares of that class.

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Objects of Our Company

Under our post-offering Amended and Restated Memorandum and Articles of Association, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares

Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our post-offering Amended and Restated Memorandum and Articles of Association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by:

●	the chairperson of such meeting;
●	by at least three shareholders present in person or by proxy for the time being entitled to vote at the meeting;
●	by shareholder(s) present in person or by proxy representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and
●	by shareholder(s) present in person or by proxy and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our post-offering Amended and Restated Memorandum and Articles of Association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our post-offering Amended and Restated Memorandum and Articles of Association provide that we shall, if required by the Companies Act, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. General meetings, including annual general meetings, may be held at such times and in any location in the world as may be determined by the Board. A general meeting or any class meeting may also be held by means of such telephone, electronic or other communication facilities as to permit all persons participating in the meeting to communicate with each other, and participation in such a meeting constitutes presence at such meeting.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of at least ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our company entitled to vote at such general meeting.

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The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering Amended and Restated Memorandum and Articles of Association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our post-offering Amended and Restated Memorandum and Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares

Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or any other form approved by our board of directors. Notwithstanding the foregoing, ordinary shares may also be transferred in accordance with the applicable rules and regulations of Nasdaq.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;
●	the instrument of transfer is in respect of only one class of ordinary shares;
●	the instrument of transfer is properly stamped, if required;
●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and
●	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation.

On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

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Calls on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Issuance of Additional Shares

Our post-offering Amended and Restated Memorandum and Articles of Association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our post-offering Amended and Restated Memorandum and Articles of Association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;
●	the number of shares of the series;
●	the dividend rights, dividend rates, conversion rights and voting rights; and
●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our post-offering Amended and Restated Memorandum and Articles of Association have provisions that provide our shareholders the right to inspect our register of shareholders without charge, and to receive our annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions. Some provisions of our post-offering Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and
●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

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However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our post-offering Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;
●	is not required to open its register of members for inspection;
●	does not have to hold an annual general meeting;
●	may issue negotiable or bearer shares or shares with no par value;
●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
●	may register as an exempted limited duration company; and
●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our amended and restated memorandum and articles of association authorizes our board of directors to issue additional Ordinary Shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

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TAXATION

The following summary contains a description of the material U.S. federal income tax and Cayman tax consequences of the acquisition, ownership and disposition of Ordinary Shares and Depositary Shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase Ordinary Shares or Depositary Shares. The summary is based upon the on the tax laws of the United States and regulations thereunder and the tax laws of Cayman and regulations thereunder as of the date hereof, which are subject to change.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by a U.S. Holder (as defined below) that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, and alternative minimum tax considerations, the Medicare tax on certain net investment income, information reporting or backup withholding or any state, local, and non-U.S. tax considerations, relating to the ownership or disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●     banks and other financial institutions;

●     insurance companies;

●     pension plans;

●     cooperatives;

●     regulated investment companies;

●     real estate investment trusts;

●     broker-dealers;

●     traders that elect to use a mark-to-market method of accounting;

●     certain former U.S. citizens or long-term residents;

●     tax-exempt entities (including private foundations);

●     individual retirement accounts or other tax-deferred accounts;

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●     persons liable for alternative minimum tax;

●     persons who acquire their Ordinary Shares pursuant to any employee share option or otherwise as compensation;

●     investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

●     investors that have a functional currency other than the U.S. dollar;

●     persons that actually or constructively own 10% or more of our Ordinary Shares (by vote or value); or

●     partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding the Ordinary Shares through such entities,

all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S., and other tax considerations of the ownership and disposition of our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

●     an individual who is a citizen or resident of the United States;

●     a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of the United States or any state thereof or the District of Columbia;

●     an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●     a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has otherwise validly elected to be treated as a U.S. person under the Code.

●     If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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